Exhibit 10.59

BUILDING LOAN AGREEMENT

between

TPG-BROOKHOLLOW, L.P.,

a Delaware limited partnership

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Entered into as of July 21, 2010

ARTICLE 1	DEFINITIONS	1

1.1	DEFINED TERMS	1

1.2	EXHIBITS INCORPORATED	5

ARTICLE 2	LOAN	5

2.1	LOAN	5

2.2	LOAN FEE	5

2.3	LOAN DOCUMENTS	5

2.4	EFFECTIVE DATE	5

2.5	MATURITY DATE	5

2.6	CREDIT FOR PRINCIPAL PAYMENTS	5

2.7	FULL REPAYMENT AND RECONVEYANCE	5

2.8	PARTIAL RECONVEYANCE OF B-1 BUILDING	6

2.9	FIRST OPTION TO EXTEND	6

2.10	SECOND OPTION TO EXTEND	8

2.11	BILL LEAD DATE REQUEST	8

ARTICLE 3	DISBURSEMENT	9

3.1	INITIAL DISBURSEMENT	9

3.2	B-1 CARRY HOLDBACK DISBURSEMENTS	9

3.3	B-1 SUBLIMIT DISBURSEMENTS	9

3.4	CONDITIONS PRECEDENT	9

3.5	PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION	10

3.6	BORROWER’S FUNDS ACCOUNT, PLEDGE AND ASSIGNMENT	11

3.7	SUBSEQUENT DISBURSEMENTS	11

3.8	FUNDS TRANSFER DISBURSEMENTS	11

ARTICLE 4	CONSTRUCTION	12

4.1	RENOVATION IMPROVEMENTS	12

4.2	CONSTRUCTION AGREEMENT	12

4.3	ARCHITECT’S AGREEMENT	12

4.4	PLANS AND SPECIFICATIONS	12

4.5	CONTRACTOR/CONSTRUCTION INFORMATION	13

4.6	PROHIBITED CONTRACTS	13

4.7	LIENS AND STOP NOTICES	13

4.8	CONSTRUCTION RESPONSIBILITIES	13

4.9	ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS	14

4.10	DELAY	14

4.11	CONSENT PROCESS	14

4.12	INSPECTIONS	14

(continued)

4.13	BONDS	14

ARTICLE 5	INSURANCE	15

5.1	TITLE INSURANCE	15

5.2	PROPERTY INSURANCE	15

5.3	FLOOD HAZARD INSURANCE	15

5.4	LIABILITY INSURANCE	15

5.5	OTHER COVERAGE	15

5.6	GENERAL	15

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	16

6.1	AUTHORITY/ENFORCEABILITY	16

6.2	BINDING OBLIGATIONS	16

6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	16

6.4	NO VIOLATION	16

6.5	COMPLIANCE WITH LAWS; USE	16

6.6	LITIGATION	16

6.7	FINANCIAL CONDITION	16

6.8	NO MATERIAL ADVERSE CHANGE	16

6.9	LOAN PROCEEDS AND ADEQUACY	17

6.10	ACCURACY	17

6.11	TAX LIABILITY	17

6.12	UTILITIES	17

6.13	COMPLIANCE	17

6.14	AMERICANS WITH DISABILITIES ACT COMPLIANCE	17

6.15	BUSINESS LOAN	17

6.16	TAX SHELTER REGULATIONS	17

ARTICLE 7	HAZARDOUS MATERIALS	17

7.1	SPECIAL REPRESENTATIONS AND WARRANTIES	17

7.2	HAZARDOUS MATERIALS COVENANTS	18

7.3	INSPECTION BY LENDER	18

7.4	HAZARDOUS MATERIALS INDEMNITY	18

7.5	LEGAL EFFECT OF SECTION	19

ARTICLE 8	INTENTIONALLY OMITTED	19

ARTICLE 9	COVENANTS OF BORROWER	19

9.1	EXPENSES	19

9.2	ERISA COMPLIANCE	19

(continued)

9.3	LEASING	19

9.4	APPROVAL OF LEASES; SNDAs	20

9.5	INCOME TO BE APPLIED TO DEBT SERVICE	20

9.6	SUBDIVISION MAPS	20

9.7	FURTHER ASSURANCES	20

9.8	ASSIGNMENT	20

9.9	MANAGEMENT AND LEASING AGREEMENTS	21

9.10	DERIVATIVE DOCUMENTS	21

9.11	LIENS ON OWNERSHIP INTERESTS	21

9.12	NO SALE OR ENCUMBRANCE	21

9.13	NO OTHER INDEBTEDNESS	21

9.14	LIMITATIONS ON DISTRIBUTIONS, ETC	21

ARTICLE 10	REPORTING COVENANTS	21

10.1	BORROWER FINANCIAL INFORMATION	21

10.2	BOOKS AND RECORDS	22

10.3	GUARANTOR FINANCIAL REPORTING	22

ARTICLE 11	DEFAULTS AND REMEDIES	22

11.1	DEFAULT	22

11.2	ACCELERATION UPON DEFAULT; REMEDIES	24

11.3	DISBURSEMENTS TO THIRD PARTIES	24

11.4	LENDER’S COMPLETION OF CONSTRUCTION	24

11.5	LENDER’S CESSATION OF CONSTRUCTION	24

11.6	REPAYMENT OF FUNDS ADVANCED	25

11.7	RIGHTS CUMULATIVE, NO WAIVER	25

ARTICLE 12	MISCELLANEOUS PROVISIONS	25

12.1	INDEMNITY	25

12.2	FORM OF DOCUMENTS	25

12.3	NO THIRD PARTIES BENEFITED	25

12.4	NOTICES	25

12.5	ATTORNEY-IN-FACT	26

12.6	ACTIONS	26

12.7	RIGHT OF CONTEST	26

12.8	RELATIONSHIP OF PARTIES	26

12.9	DELAY OUTSIDE LENDER’S CONTROL	26

12.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	26

(continued)

12.11	IMMEDIATELY AVAILABLE FUNDS	26

12.12	LENDER’S CONSENT	26

12.13	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION	26

12.14	CAPITAL ADEQUACY	27

12.15	SIGNS	27

12.16	LENDER’S AGENTS	27

12.17	TAX SERVICE	27

12.18	BORROWER’S WAIVER	27

12.19	SEVERABILITY	28

12.20	HEIRS, SUCCESSORS AND ASSIGNS	28

12.21	TIME	28

12.22	HEADINGS	28

12.23	GOVERNING LAW	28

12.24	USA PATRIOT ACT NOTICE. COMPLIANCE	28

12.25	INTEGRATION; INTERPRETATION	28

12.26	JOINT AND SEVERAL LIABILITY	28

12.27	COUNTERPARTS	28

EXHIBIT A	DESCRIPTION OF PROPERTY
EXHIBIT B	DOCUMENTS
EXHIBIT C	FINANCIAL REQUIREMENT ANALYSIS
EXHIBIT D	DISBURSEMENT PLAN
EXHIBIT E	TRANSFER AUTHORIZER DESIGNATION
EXHIBIT F	FORM OF ASSIGNMENT OF CONSTRUCTION CONTRACT
EXHIBIT G	FORM OF ASSIGNMENT OF ARCHITECT’S AGREEMENT AND PLANS AND SPECIFICATIONS
EXHIBIT H	FORM OF SNDA
EXHIBIT I	FORM OF COMPLETION GUARANTY

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT (“Agreement”) is entered into as of July 21, 2010, by and between TPG-BROOKHOLLOW, L.P., a Delaware limited partnership (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.	Borrower owns certain improved real property described in Exhibit A hereto (the “Property”).

B.	Borrower proposes to renovate portions of the buildings located on the Property. Such buildings, together with all appurtenances, fixtures, and tenant improvements now or hereafter located on the Property are referred to herein as the “Improvements”. Such renovation of the B-1 Building of the Improvements (the “Renovation Improvements”) shall be constructed in accordance with plans and specifications which Borrower has heretofore, or will hereafter deliver to Lender, as amended in order to comply with the terms and conditions of this Agreement (“Plans and Specifications”).

C.	Borrower has requested a loan from Lender for purposes of (a) refinancing a portion of the existing indebtedness secured by the Property and Improvements, (b) constructing the Renovation Improvements and (c) re-tenanting the Improvements.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1

DEFINITIONS

1.1	DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“ADA” - means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.

“Agreement” - shall have the meaning ascribed to such term in the preamble hereto.

“Approved Lease” – means a lease which complies with the terms of Section 9.4, or which is otherwise approved by Lender.

“Architect” - means each architect with which Borrower contracts for the provision of architectural services relating to construction of the Renovation Improvements in accordance with the terms of this Agreement.

“Architect’s Agreement” - means each agreement entered into between Borrower and an Architect in accordance with the terms of this Agreement.

“B-1 Building” – means that certain building located on the Property commonly known as Brookhollow Central I, located at 2800 North Loop West, Houston, Texas.

“B-1 Building Release Price” – means the greater of (a) the outstanding principal balance of the B-1 Sublimit as of the date of determination and (b) the amount (if any) necessary to cause the Debt Yield of the Property and Improvements that will remain encumbered by the Deed of Trust to be not less than twelve percent (12%).

“B-1 Sublimit” – means a portion of the Loan, in an amount equal to up to $15,000,000.

“B-2/B-3 Sublimit” – means a portion of the Loan, in an amount equal to up to $40,000,000.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” - means TPG-Brookhollow, L.P., a Delaware limited partnership.

“Borrower’s Funds” - means all funds of Borrower deposited with Lender pursuant to the terms and conditions of this Agreement.

“Borrower’s Funds Account” - means the account with Lender into which all funds deposited with Lender pursuant to this Agreement shall be placed.

“Borrower’s Retained Funds” shall have the meaning given to such term in Section 3.4(c)(iii).

“Business Day” - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“CalSTRS” means California State Teachers’ Retirement System.

“Cap Contract” - means a separate interest rate cap transaction entered into by Borrower and Lender identified as Trade Number 7145204 with a trade date of July 21, 2010, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof.

“Concessions” – means all amounts paid or foregone by Borrower directly to or on behalf of any tenant for the purpose of inducing such tenant to enter into a lease, including, without limitation, tenant improvement allowances, moving expenses, free rent periods or abatements, and/or assumptions or buyouts of the tenant’s obligations under other leases.

“Construction Agreement” - means each agreement to construct the Renovation Improvements entered into by and between Borrower and a Contractor in accordance with the terms of this Agreement.

“Contractor” - means each contractor with which Borrower contracts for construction of the Renovation Improvements in accordance with the terms of this Agreement.

“Debt Yield” means the ratio, expressed as a percentage, of Net Operating Income of the Property and Improvements divided by the outstanding principal amount of the Loan as of the date of determination.

“Deed of Trust” - means that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Trustor, to Stephen P. Prinz, as Trustee, for the benefit of Lender, as Beneficiary, as hereafter amended, supplemented, replaced or modified.

“Default” - shall have the meaning ascribed to such term in Section 11.1.

“Effective Date” - means the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

“First Extended Maturity Date” - means July 21, 2014.

“First Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.9, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.

“GAAP” – means generally accepted accounting principles.

“Guarantor” - means TPG/CalSTRS, LLC, a Delaware limited liability company, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Hazardous Materials” - shall have the meaning ascribed to such term in Section 7.1 (a).

“Hazardous Materials Claims” - shall have the meaning ascribed to such term in Section 7.1 (c).

“Hazardous Materials Laws” - shall have the meaning ascribed to such term in Section 7.1 (b).

“Improvements” - shall have the meaning ascribed to such term in Recital B.

“Indemnitor” - means TPG/CalSTRS, LLC, a Delaware limited liability company, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Initial Disbursement” shall have the meaning given to such term in Section 3.1.

“In Occupancy” means, with respect to a tenant, that such tenant or a subtenant (a) is physically in occupancy of not less than 80% of its premises (provided, a tenant shall be deemed to be “In Occupancy” if it is physically in occupancy of less than 80% of its space so long as (i) such tenant has not been in physical occupancy of less than 80% of its space for more than 18 consecutive months and (ii) such tenant is in physical occupancy of not less than 50% of its space), (b) is not more than thirty (30) days delinquent in its payment of rent, (c) is not subject to any insolvency proceeding, and (d) is not otherwise in default under any material provisions of its lease.

“Lender” - means Wells Fargo Bank, National Association.

“Lien” - means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Loan” - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: up to Fifty-Five Million Dollars ($55,000,000).

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan-to-Value Percentage” – means sixty-five percent (65%).

“Major Lease” – means a lease which (a) is for more than 50,000 square feet at the Property, (b) has a term of more than ten (10) or less than two (2) years (provided that this definition shall not apply to (i) amendments of existing leases which extend the existing term for less than two (2) years or (ii) new leases with terms of less than two (2) years so long as the aggregate square footage of such new leases is less than 10% of the aggregate rentable square footage of the Property), or (c) is for more than 25,000 square feet at the Property and has a Net Effective Rental Rate of less than the 90% of the Net Effective Rental Rate shown in the Pro Forma Appraisal.

“Management Agreement” – means the Management and Leasing Agreement, dated July 6, 2005, between Borrower (fka TPG-BH/ICC, L.P.) and TPG-FP Services, L.P., as amended by the First Amendment to Management and Leasing Agreement, dated April 10, 2007.

“Maturity Date” – means, as applicable, the Original Maturity Date, the First Extended Maturity Date, or the Second Extended Maturity Date.

“Net Effective Rental Rate” – means the quotient (expressed on a per square foot basis) calculated by dividing a numerator equal to the sum of the aggregate contractual base rental payments required to be paid by a tenant under a Lease, taking account any adjustment for Concessions, by a denominator equal to the number of years in the contractual term of the Lease.

“Net Operating Income” shall mean: the rental payments, expense reimbursements and other income (including parking and other miscellaneous income) actually received from the Property and Improvements for the three (3) month period prior to the Reference Date, from tenants that are In Occupancy as of the Reference Date, multiplied by four (“Gross Rents”); minus the sum of (x) the actual reasonable Operating Expenses (exclusive of management expense) for the three (3) month period prior to the Reference Date (adjusted by Lender in its reasonable discretion to account for non-recurring expenses [e.g., taxes and insurance premiums]) multiplied by four; plus (y) capital reserves in an amount equal to $0.10 per square foot of the Improvements, plus (z) management expense in an amount equal to the greater of (i) three and one-half percent (3.5%) of Gross Rents and (ii) the actual management fee paid by Borrower with respect to the Property and Improvements for the three (3) month period prior to the Reference Date multiplied by four. For purposes of calculating Net Operating Income, Gross Rents shall also include (1) if a tenant has not been In Occupancy for the entire three-month period prior to the Reference Date, the per diem contracted base rental rate, expense reimbursements and other income for such tenant multiplied by the number of days in the three-month period prior to the Reference Date (without duplication) and (2) if a tenant has signed a lease and has not started paying rent (whether or not the tenant is In Occupancy), but will commence paying rent within six (6) months after the Reference Date, the per diem contracted base rental rate, expense reimbursements and other income for such tenant multiplied by the number of days in the three-month period prior to the Reference Date.

“Note” - means that certain Promissory Note Secured by Deed of Trust of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Operating Expenses” shall mean all reasonable operating expenses of the Property and Improvements, including, without limitation, those for maintenance, repairs, annual taxes, bond assessments, ground lease payments, insurance, utilities and other annual expenses (but not tenant retrofit and lease commission costs). Operating Expenses for this purpose shall not include any interest or principal payments on the Loan or any allowance for depreciation.

“Original Maturity Date” - means July 21, 2013.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” - shall have the meaning ascribed to such term in Section 12.13.

“Plans and Specifications” - shall have the meaning ascribed to such term in Recital B.

“Pro Forma Appraisal” – means the appraisal of the Property and Improvements prepared by Cushman and Wakefield, dated June 23, 2010.

“Property” - shall have the meaning ascribed to such term in Recital A.

“Reference Date” means the last day of the applicable three-month calculation period.

“Renovation Improvements” - shall have the meaning ascribed to such term in Recital B.

“Second Extended Maturity Date” - means July 21, 2015.

“Second Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“Stabilization of the B-1 Building” means completion of the Renovation Improvements and leasing of ninety-two percent (92%) of the rentable area of the B-1 Building.

“Subdivision Map” - shall have the meaning ascribed to such term in Section 9.6.

“Title Policy” - means the Lender’s Policy of Title Insurance as issued by Commonwealth Land Title Insurance Company and First American Title Insurance Company (by endorsement) as co-insurers.

“TPG” – means Thomas Properties Group, Limited Partnership.

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2

LOAN

2.1	LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of up to Fifty-Five Million Dollars ($55,000,000), said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used (a) to refinance the Property and Improvements, (b) to finance construction of the Renovation Improvements and (c) for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.2	LOAN FEE. Borrower shall pay to Lender:

(a)	At Loan closing, a loan fee in the amount of $300,000; and

(b)	On the earlier to occur of (i) January 21, 2012 and (ii) the first disbursement under the B-1 Sublimit, a loan fee in the amount of $82,500.

2.3	LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4	EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The effective date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents shall be the Effective Date.

2.5	MATURITY DATE. The maturity date of the Loan shall be the Maturity Date, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6	CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7	FULL REPAYMENT AND RECONVEYANCE.

(a)

Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property and Improvements from the lien of the Deed of Trust; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (i) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (ii) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled.

(b)	Notwithstanding anything to the contrary, Borrower may not prepay the Loan, in whole or in part, prior to the second anniversary of the Effective Date, except in connection with (i) an arms’ length sale of all of the Property and Improvements to a bona-fide third party purchaser or (ii) an arms’ length sale of the B-1 Building to a bona-fide third party purchaser, as contemplated by Section 2.8 below.

2.8	PARTIAL RECONVEYANCE OF B-1 BUILDING. At any time prior to the Maturity Date of the Loan, Lender shall, at Borrower’s request, issue a partial reconveyance of the B-1 Building from the lien of the Deed of Trust in connection with the sale by Borrower of the B-1 Building to a third-party pursuant to a bona-fide, arms’ length transaction; provided, however, that at the time of such partial reconveyance all of the following conditions shall be satisfied:

(a)	No Default shall exist under the Loan Documents, or would exist with notice or passage of time, or both;

(b)	Lender shall have received any and all sums then due and owing under the Loan Documents together with all escrow, closing and recording costs, the costs of preparing and delivering such partial reconveyance and the cost of any title insurance endorsements reasonably required by Lender, including, without limitation, an endorsement pursuant to Procedural Rule P-9(b)(3) of the Basic Manual of Rules, Rates and Forms for the writing of Title Insurance in the State of Texas;

(c)	Lender shall have received evidence satisfactory to Lender that: (i) the portion of the Property and Improvements to be reconveyed and the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust are each legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, Lender shall have received any title insurance endorsements to that effect reasonably requested by Lender; and (ii) the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Lender’s sole opinion, for the use and occupancy of such Property and Improvements;

(d)	Borrower shall have paid to Lender the B-1 Building Release Price, which amount shall be applied to reduce the outstanding principal balance of the Loan;

(e)	Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements; and

(f)	Lender shall have received evidence satisfactory to Lender that any tax, bond or assessment, which constitutes a lien against the Property and Improvements has been properly allocated between the portion of the Property and Improvements to be reconveyed and the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust.

Concurrently with the release of the B-1 Building from the lien of the Deed of Trust, the B-1 Sublimit shall be permanently cancelled. Neither the acceptance of any payment nor the issuance of any partial reconveyance by Lender shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the lien of the Deed of Trust on the remainder of the Property and Improvements which is not reconveyed.

2.9	FIRST OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date; and

(b)	As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and

(d)	There shall have occurred no material adverse change, as reasonably determined by Lender, in the financial condition of Borrower, any Guarantor, or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(e)	On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one-fifth of one percent (0.20%) of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the Original Maturity Date; and

(f)	At Lender’s option, Lender shall have received a written appraisal dated within ninety (90) days of the Original Maturity Date and prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the outstanding principal amount of the Loan as a percentage of the “as-is” value of the portion of the Property and Improvements then remaining encumbered by the Deed of Trust (after adjustment for senior liens and regular and special tax assessments) as of the Original Maturity Date does not exceed the Loan-to-Value Percentage; provided, however, if such “as-is” value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall have the right to pay down the outstanding principal balance of the B-2/B-3 Sublimit such that said Loan-to-Value Percentage may be met. Any amounts repaid may not be reborrowed; and

(g)	At Lender’s option, Lender shall have received a written appraisal dated within ninety (90) days of the Original Maturity Date and prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the commitment amount of the Loan as a percentage of the “as-stabilized” value of the portion of the Property and Improvements then remaining encumbered by the Deed of Trust (after adjustment for senior liens and regular and special tax assessments) as of the Original Maturity Date does not exceed the Loan-to-Value Percentage; provided, however, if such “as-stabilized” value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall have the right to pay down the outstanding principal balance of the B-2/B-3 Sublimit such that said Loan-to-Value Percentage may be met. Any amounts repaid may not be reborrowed;

(h)	The Debt Yield shall be not less than eleven percent (11%); provided, however, that Borrower shall have the right to repay a portion of the outstanding principal balance of the B-2/B-3 Sublimit in order to satisfy the foregoing condition. For purposes of calculating the Debt Yield, the “Reference Date” shall be June 30, 2013; and

(i)	If Borrower has commenced construction of the Renovation Improvements, the sum of the undisbursed proceeds of the Loan, plus Borrower’s Funds on deposit in the Borrower’s Funds Account, plus any Borrower’s Retained Funds shall be sufficient to pay all costs to achieve Stabilization of the B-1 Building.

Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect; provided that, upon written notice to Borrower, Lender may, in its sole and absolute discretion, require Borrower to commence amortization of principal under the Loan on a monthly basis, with such payments of principal to be paid on each date on which payment of interest is due in an amount sufficient to repay in full the then commitment amount of the Loan assuming, for purposes of calculating such monthly amortization, (i) an amortization period of thirty (30) years, (ii) a rate of interest equal to five and one-half percent (5.5%), and (iii) equal monthly payments of principal and interest.

2.10	SECOND OPTION TO EXTEND. If Borrower shall have exercised the First Option to Extend and the Original Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan to the Second Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the First Extended Maturity Date; and

(b)	As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Second Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and

(d)	There shall have occurred no material adverse change, as reasonably determined by Lender, in the financial condition of Borrower, any Guarantor, or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(e)	On or before the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one-fifth of one percent (0.20%) of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the First Extended Maturity Date; and

(f)	If Borrower has commenced construction of the Renovation Improvements, the sum of the undisbursed proceeds of the Loan, plus Borrower’s Funds on deposit in the Borrower’s Funds Account, plus any Borrower’s Retained Funds shall be sufficient to pay all costs to achieve Stabilization of the B-1Building; and

(g)	The Debt Yield shall be not less than eleven percent (11%); provided, however, that Borrower shall have the right to repay a portion of the outstanding principal balance of the B-2/B-3 Sublimit in order to satisfy the foregoing condition. For purposes of calculating the Debt Yield, the “Reference Date” shall be June 30, 2014.

Except as modified by this Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect; provided that, upon written notice to Borrower, Lender may, in its sole and absolute discretion, require Borrower to commence amortization of principal under the Loan on a monthly basis, with such payments of principal to be paid on each date on which payment of interest is due in an amount sufficient to repay in full the then outstanding principal balance of the Loan assuming, for purposes of calculating such monthly amortization, (i) an amortization period of thirty (30) years, (ii) a rate of interest equal to five and one-half percent (5.5%), and (iii) equal monthly payments of principal and interest. Notwithstanding anything to the contrary, if Lender required Borrower to commence amortization payments in connection with the First Option to Extend, then the foregoing shall not be applicable; provided, Lender may require Borrower to continue making amortization payments, in the amounts and on the dates, required in connection with the First Option to Extend.

2.11	BILL LEAD DATE REQUEST. By written notice to Lender, Borrower may request to receive monthly billings on a date (the “Bill Lead Date”) that is prior to the first day of the month. Lender will submit to Borrower monthly billings, which will consist of actual interest and principal due through the Bill Lead Date plus projected interest and principal due through the balance of the month. Any necessary adjustments in the applicable interest rate and/or principal payments due or made between a Bill Lead Date and the end of the month will be reflected as an additional charge (or credit) in the billing for the next following month. Neither the failure of Lender to submit a Bill Lead Date billing nor any error in any such billing will excuse Borrower’s obligation to make full payment of all amounts due under this Agreement. In its sole discretion, Lender may cancel or modify the terms of such request which cancellation or modification will be effective upon written notification to Borrower. Should Borrower request a Bill Lead Date, Lender shall not be required to prepare a month end invoice.

ARTICLE 3

DISBURSEMENT

3.1	INITIAL DISBURSEMENT. On or before the Effective Date, subject to the conditions set forth in Section 3.4(a), Lender shall disburse $37,000,000 of the B-2/B-3 Sublimit (the “Initial Disbursement”) for the benefit of Borrower for the purpose of refinancing a portion of the indebtedness secured by the Property and Improvements. Such funds shall be wired to Commonwealth Land Title Insurance Company, Order No. 1045000480, in accordance with the wire instructions provided in the Transfer Authorizer Designation, in the form attached hereto, as executed and delivered to Lender.

3.2	B-1 CARRY HOLDBACK DISBURSEMENTS. The portion of the B-2/B-3 Sublimit not disbursed on the Effective Date, in an amount equal to $3,000,000 (the “B-1 Carry Holdback”), shall be retained by Lender and disbursed to Borrower, subject to and in accordance with the terms of Exhibit D. All amounts remaining in the B-1 Carry Holdback shall be disbursed to Borrower, subject to Lender’s receipt of a request from Borrower for disbursement of such funds, within ten (10) days of the earlier to occur of (a) Lender’s confirmation that (i) Borrower has achieved executed leases for not less than 40% of the rentable square feet of the B-1 Building and (ii) Net Operating Income from the Property is sufficient to yield a Debt Yield of not less than eleven percent (11%), and (b) the release of the B-1 Building from the lien of the Deed of Trust pursuant to Section 2.8. For purposes of calculating the Debt Yield pursuant to clause (ii) in the previous sentence, the outstanding principal amount of the Loan shall be deemed to include the then balance of the B-1 Carry Holdback (i.e., the amount that Borrower has requested be disbursed).

3.3	B-1 SUBLIMIT DISBURSEMENTS. Subject to the conditions set forth in Section 3.4(c), the B-1 Sublimit shall be disbursed to Borrower in accordance with the terms and conditions of Exhibit D, for the purposes of (i) paying a portion of the costs of construction of the Renovation Improvements, and (ii) paying the costs of leasing space in the Improvements.

3.4	CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)	With respect to the Initial Disbursement:

(i)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and

(ii)	Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(iii)	Lender shall have received and approved in form and substance satisfactory to Lender: an environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and Improvements; and

(iv)	Lender shall have received the fully executed Cap Agreement; and

(v)	Lender shall have received estoppel certificates, each in form and substance acceptable to Lender, from tenants occupying not less than seventy-five percent (75%) of the square footage of the Improvements leased as of the Effective Date; and

(vi)	Lender shall have received subordination, non-disturbance and attornment agreements, each in form and substance acceptable to Lender, from each tenant occupying more than 25,000 square feet of the Improvements as of the Effective Date.

(b)	With respect to the B-1 Carry Holdback Disbursements:

(i)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both.

(c)	With respect to the B-1 Sublimit Disbursements:

(i)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and

(ii)	Any undisbursed Loan funds shall be at all times equal to or greater than the amount which Lender from time to time reasonably determines necessary to: (i) pay all costs to achieve Stabilization of the B-1 Building in accordance with the Loan Documents; and (ii) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents. If Lender determines at any time that the undisbursed Loan funds, together with any funds on deposit in the Borrower’s Funds Account are insufficient for said purposes, then if and to the extent the deficiency relates to the costs of tenant improvement allowances or leasing commissions, or any combination thereof, Borrower shall be required to deposit the amount of such deficiency in the Borrower’s Funds Account within ten (10) days of Lender’s written demand. Notwithstanding the foregoing, Borrower shall have no obligation to deposit funds into the Borrower’s Funds Account until the deficiency referenced above exceeds $1,000,000, in the aggregate, and Borrower shall only be required to deposit into the Borrower’s Funds Account the amount which exceeds $1,000,000, in the aggregate. The amount of funds (up to $1,000,000) not deposited into the Borrower’s Funds Account in accordance with the foregoing shall be referred to herein as the “Borrower’s Retained Funds”; and

(iii)	Borrower shall have expended, in connection with the B-1 Building, not less than the greater of (i) $5,000,000 and (ii) twenty-five percent (25%) of all budgeted costs to achieve Stabilization of the B-1 Building, as reasonably determined by Lender; and

(iv)	If requested by Lender, Lender shall have received an endorsement pursuant to Procedural Rule P-9(b)(3) of the Basic Manual of Rules, Rates and Forms for the writing of Title Insurance in the State of Texas; and

(v)	With respect to any disbursement to pay costs of construction of the Renovation Improvements, Lender shall have received and approved in form and substance reasonably satisfactory to Lender, (i) two sets of the Plans and Specifications, certified as complete by the Architect, together with evidence of all necessary or appropriate approvals of governmental agencies; (ii) copies of all agreements which are material to completion of the Renovation Improvements; (iii) copies of all building permits and similar permits, licenses, approvals, development agreements and other authorizations of governmental agencies required in connection with the construction of the Renovation Improvements; and (iv) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Renovation Improvements; and

(vi)	Lender shall have received the Completion Guaranty, duly executed by TPG/CalSTRS, LLC, as Guarantor, in the form attached hereto as Exhibit I.

3.5	PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan and Borrower’s Funds, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of Section 3.8, and any funds transfer agreement which is identified in Exhibit B hereto. Disbursements hereunder may be made by Lender upon the written request of Todd Merkle, Diana Laing, Robert Morgan and Frank Zazzera, who have been authorized by Borrower to request such disbursements, until such time as written notice of Borrower’s revocation of such authority is received by Lender at the address shown in Exhibit D.

3.6	BORROWER’S FUNDS ACCOUNT, PLEDGE AND ASSIGNMENT.

(a)	Except as otherwise provided in this Agreement, all of the Borrower’s Funds which are deposited with Lender by Borrower pursuant to Section 3.4(c)(ii), or any other provision of the Loan Documents, shall be placed in the Borrower’s Funds Account with, and controlled by, Lender for disbursement under this Agreement. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Borrower’s Funds Account.

(b)	If Lender determines at any time that the sum of (i) undisbursed Loan proceeds, (ii) Borrower’s Retained Funds and (iii) Borrower’s Funds on deposit in the Borrower’s Funds Account exceeds the amount necessary to achieve Stabilization of the B-1 Building, Lender shall return such excess Borrower Funds to Borrower within ten (10) days after Borrower’s request therefor.

3.7	SUBSEQUENT DISBURSEMENTS. Subject to the conditions set forth in Section 3.4, the proceeds of the Loan and Borrower’s Funds not disbursed pursuant to Section 3.1 shall be disbursed in accordance with the terms and conditions of Exhibit D. Disbursements made after the deposit of Borrower’s Funds shall be made first from the Borrower’s Funds Account until depleted and no proceeds of the Loan shall be disbursed by Lender until the amount of Borrower’s Retained Funds is reduced to $0. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower’s use or application of the disbursements.

3.8	FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in that certain Transfer Authorizer Designation in the form of Exhibit E attached hereto, executed by Borrower in connection with this Agreement. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4

CONSTRUCTION

4.1	RENOVATION IMPROVEMENTS. Borrower shall have the right, but not the obligation, to construct the Renovation Improvements. In the event Borrower elects to construct the Renovation Improvements, this Article 4 shall govern the construction of the Renovation Improvements. In the event Borrower does not construct the Renovation Improvement, this Article 4 shall have no force or effect.

4.2	CONSTRUCTION AGREEMENT. Borrower shall not enter into any Construction Agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, it shall not be deemed unreasonable for Lender to condition its approval of a Construction Contract on completion of construction being required by the terms of such agreement within a reasonable period of time. As a condition to approval of any such Construction Agreement, Lender may require that Borrower assign its rights under such agreement to Lender as security for Borrower’s obligations under this Agreement and the other Loan Documents. Any such assignment shall be on the form of Assignment of Construction Agreement attached hereto as Exhibit F, and shall be consented to by the applicable Contractor, including any modifications to such form reasonably requested by such Contractor and consented to by Lender. Borrower shall require each Contractor to perform in accordance with the terms of the applicable Construction Agreement and shall not materially amend, modify or alter the responsibilities of any Contractor under any Construction Agreement without Lender’s prior written consent.

4.3	ARCHITECT’S AGREEMENT. Borrower shall not enter into any Architect’s Agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. As a condition to approval of any such Architect’s Agreement, Lender may require that Borrower assign its rights under such agreement to Lender as security for Borrower’s obligations under this Agreement and the other Loan Documents. Any such assignment shall be on the form of Assignment of Architect’s Agreement attached hereto as Exhibit G, and shall be consented to by the applicable Architect, including any modifications to such form reasonably requested by such Architect and consented to by Lender. Borrower shall require each Architect to perform in accordance with the terms of the applicable Architect’s Agreement and shall not materially amend, modify or alter the responsibilities of any Architect under any Architect’s Agreement without Lender’s prior written consent.

4.4	PLANS AND SPECIFICATIONS.

(a)	Prior to commencement of construction of the Renovation Improvements to be constructed after the Effective Date, Borrower shall deliver the Plans and Specifications to Lender for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)	Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Plans and Specifications approved by Lender without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, if such change: (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Renovation Improvements; (ii) would result in an increase of construction costs in excess of $100,000 for any single change after all such changes exceed $200,000, or in excess of $600,000 for all such changes; or (iii) would affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Renovation Improvements. Without limiting the above, Lender agrees that Borrower may make minor changes in the Plans and Specifications, as well as changes required by governmental authorities, without Lender’s prior written consent, provided that such changes do not violate any of the conditions specified herein. Borrower shall at all times maintain, for inspection by Lender, a full set of working drawings of the Renovation Improvements, which drawings may be maintained at the general Contractor’s job site office.

(c)

Borrower shall submit any proposed change in the Plans and Specifications to Lender at least ten (10) days prior to the commencement of construction relating to such proposed change. Requests for any change which requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form acceptable to Lender, signed by Borrower and, if required by Lender, also by the Architect and the Contractor. At its option, Lender may require Borrower to provide: (i) evidence reasonably satisfactory to Lender of the cost and time necessary to complete the proposed change; (ii) subject to the terms of Section 3.4(c)(ii), a deposit in the amount of any increased costs into the Borrower’s Funds Account and (ii) a complete set of “as built” Plans and Specifications for the completed Renovation Improvements.

(d)	Upon completion of the Renovation Improvements, Borrower shall deliver to Lender within ten (10) days a set of final Plans and Specifications.

4.5	CONTRACTOR/CONSTRUCTION INFORMATION. Within ten (10) days of Lender’s written request, Borrower shall deliver to Lender from time to time in a form reasonably acceptable to Lender: (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Renovation Improvements together with the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Renovation Improvements, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Borrower agrees that Lender may disapprove any contractor, subcontractor or material supplier which, in Lender’s good faith determination, is deemed financially or otherwise unqualified; provided, however, that Lender shall not unreasonably disapprove any contractor, subcontractor or material supplier for which Borrower has obtained contractor default insurance; and further provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Lender. Lender may contact any such contractor, subcontractor or material supplier to discuss the course of construction, upon Lender’s request Borrower shall coordinate a meeting among Borrower, Lender and such contractor, subcontractor or material supplier for such purpose.

4.6	PROHIBITED CONTRACTS. Without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Renovation Improvements, if any third party shall retain any ownership interest (other than lien rights created by operation of law) in such items after their delivery to the Property and Improvements. Borrower shall have five (5) days to effect the removal of any such retained interest.

4.7	LIENS AND STOP NOTICES. If a lien affidavit is recorded or a notice of claim for unpaid work, materials or specially fabricated items or a notice of a contractual retainage claim is given to the Borrower or Contractor which affects the Property or Improvements, Borrower shall, within twenty (20) Business Days of such recording or receipt of such notice or within five (5) calendar days of Lender’s demand, whichever occurs first: (a) pay and discharge the lien claim; (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with notice that it contests such claim and demonstrate efforts to resolve such claim, provided that if such claim is not resolved within twenty (20) Business Days of the date of such notice, Borrower shall provide Lender with other assurances as Lender may, in its reasonable discretion, deem to be satisfactory for the payment of such lien claim and for the full and continuous protection of Lender from the effect of such lien claim, and Lender shall have no obligation to make any further disbursements of the B-1 Sublimit during such twenty (20) Business Day period.

4.8	CONSTRUCTION RESPONSIBILITIES. Borrower shall construct the Renovation Improvements in a workmanlike manner according to the Plans and Specifications. Borrower shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property or Renovation Improvements. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and Renovation Improvements, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Renovation Improvements or any other matter referred to above.

4.9	ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS. Without Lender’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of the Property and Improvements. Nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such assessment district or community facilities district.

4.10	DELAY. Borrower shall promptly notify Lender in writing of any event causing material delay or interruption of construction, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.

4.11	CONSENT PROCESS. Borrower acknowledges that any Lender’s consent required pursuant to this Article 4 may result in delays in construction and hereby consents to any such delays; provided, however, that if Lender has not consented or denied approval to any submission within ten (10) calendar days, Borrower shall provide written notice to Lender, and Lender shall have an additional period of five (5) Business Days to respond to such submission. If Lender fails to consent or deny to such submission within the additional five (5) Business Day period, Lender shall be deemed to have consented to such submission. Notwithstanding the foregoing, if Lender responds in writing to Borrower at any time within the ten (10) calendar day or five (5) Business Day periods previously described with an estimated timeframe for Lender’s delivery of its response to the submission (“Lender’s Estimated Response Time”), Lender shall not be deemed to have consented to such submission if Lender fails to consent or deny the submission with the time periods described above. In the event Lender’s Estimated Response Time, exceeds fifteen Business Days (15), each day of Lender’s Estimated Response Time that exceeds fifteen (15) Business Days shall be added to the completion date as force majeure.

4.12	INSPECTIONS. Lender shall have the right to enter upon the Property at all reasonable times on a minimum forty-eight (48) hours notice to inspect the Renovation Improvements and the construction work to verify information disclosed or required pursuant to this Agreement. Any inspection or review of the Renovation Improvements by Lender is solely to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Renovation Improvements as determined by Lender. If specifically requested by Borrower within twenty-four (24) hours after its receipt of an inspection notice from Lender, Borrower shall have the right to approve, with respect to any third-party contractor performing an inspection on Lender’s behalf: (i) the personal injury, property, automobile (to the extent such contractor drives onto the Property), and, to the extent such contractor is performing inspections pursuant to Section 7.3 hereof, pollution liability, insurance of such third party inspecting contractor, (ii) the certificates of insurance and endorsements evidencing such insurance requirements, and (iii) the manner and the verbiage by which Borrower is listed as an additional insured on such third party inspecting contractor’s insurance. Borrower shall thereafter monitor such third party inspecting contractor’s compliance with the insurance requirements approved by Borrower as described above, and if such insurance does not thereafter satisfy the original insurance requirements approved by Borrower or any approved modifications thereto, Borrower may prevent the third party inspecting contractor from performing such inspections on the Property. Borrower’s approval of the matters described in this Section 4.12 shall not be unreasonably withheld, conditioned or delayed, and Borrower acknowledges that its failure to approve or confirm the insurance requirements relating to Lender’s third party inspecting contractor could result in delays in the funding of disbursements of the B-1 Sublimit.

4.13	BONDS. Within thirty (30) calendar days of Lender’s written request, Borrower shall either, at Borrower’s option (i) deliver to Lender dual obligee performance and labor and material payment bonds in form, substance and amount acceptable to Lender, or (ii) require the general Contractor to procure a subguard insurance program on all subcontractor contracts in excess of $100,000. If requested by Lender, Borrower shall record said bond, the Plans and Specifications and the applicable Construction Agreement, if any, in the Office of the County Recorder of the County where the Property and Improvements are located.

ARTICLE 5

INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, the following policies of insurance in form and substance reasonably satisfactory to Lender. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

5.1	TITLE INSURANCE. The Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property and Improvements, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within ten (10) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Property.

5.2	PROPERTY INSURANCE. A Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property and Improvements in an amount not less than 100% of the full replacement cost at the time of completion of the Improvements. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

5.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

5.4	LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. During the period of any construction, Borrower may cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Lender may require that Borrower be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Lender may require that coverage include statutory workers’ compensation insurance.

5.5	OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

5.6	GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form reasonably acceptable to Lender, with coverage amounts, deductibles, limits and retentions as reasonably required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property and Improvements. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus reasonably acceptable to Lender.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

6.1	AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop and operate the Property and Improvements as contemplated by the Loan Documents.

6.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all Guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

6.4	NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property and Improvements are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5	COMPLIANCE WITH LAWS; USE. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to occupy, operate and market and, prior to commencing construction, to construct, the Property and Improvements, and shall maintain compliance with all governmental requirements applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, and shall require its lessees or licensees to do the same. The Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from Lender. Furthermore, Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.

6.6	LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or affecting the Property or Improvements.

6.7	FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Notwithstanding the use of generally accepted accounting principles, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8	NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

6.9	LOAN PROCEEDS AND ADEQUACY. The undisbursed Loan proceeds, together with Borrower’s Retained Funds, Borrower’s Funds and all other sums, if any, to be provided by Borrower as shown in Exhibit C, are sufficient to construct the Renovation Improvements in accordance with the terms and conditions of this Agreement.

6.10	ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or material omission.

6.11	TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12	UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the Renovation Improvements.

6.13	COMPLIANCE. Borrower is familiar with and in compliance with all governmental requirements for the development of the Property and construction of the Renovation Improvements and will conform to and comply with all governmental requirements and the Plans and Specifications.

6.14	AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements have been designed and the Renovation Improvements shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq. , as amended from time to time. Borrower shall be responsible for all ADA compliance costs.

6.15	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

6.16	TAX SHELTER REGULATIONS. Neither Borrower, any Guarantor, any Non-Borrower Trustor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

ARTICLE 7

HAZARDOUS MATERIALS

7.1	SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)

Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental Site Assessment report prepared by Global Realty Services Group, dated June 23, 2010, the Property and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence, in violation of Hazardous Materials Laws, of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). Notwithstanding the foregoing, Lender hereby acknowledges that Borrower has disclosed the existence of certain asbestos containing materials at the Property which Borrower intends to remediate pursuant to existing operations and maintenance programs currently in place.

(b)	Hazardous Materials Laws. The Property and Improvements are in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c)	Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower, the Property or Improvements by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

7.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)	No Hazardous Activities. Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials in violation of Hazardous Materials Laws.

(b)	Compliance. Borrower shall comply and cause the Property and Improvements to comply with all Hazardous Materials Laws.

(c)	Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements, in violation of Hazardous Materials Laws; (ii) any knowledge by Borrower that the Property and Improvements do not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)	Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3	INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements. If requested by Borrower, Lender’s third party inspecting contractor shall comply with the insurance requirements of Section 4.12 above.

7.4

HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION,

MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

7.5	LEGAL EFFECT OF SECTION. Borrower and Lender agree that: (a) this Article 7 is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 8

INTENTIONALLY OMITTED

ARTICLE 9

COVENANTS OF BORROWER

9.1	EXPENSES. Borrower shall immediately pay Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, including, without limitation, appraisals obtained pursuant to Sections 2.9 and 2.10, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property and Improvements by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist: (i) prior to each advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon completion of the Renovation Improvements; and (iv) at least semi-annually thereafter. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard and reasonable charge for such services.

9.2	ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3	LEASING. Borrower shall use its best efforts to maintain all leasable space in the Improvements leased at no less than fair market rental rates.

9.4	APPROVAL OF LEASES; SNDAs.

(a)	Unless otherwise consented to by Lender in writing, all leases entered into after the date of this Agreement shall (i) be to unaffiliated third parties and under market terms, including, without limitation, those relating to insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment, (ii) provide for uses of the Property that are consistent with first-class management thereof, and (iii) be on a standard form lease reasonably approved by Lender subject to modification as reasonably required by Borrower. Additionally, Borrower shall not execute any Major Lease nor materially modify or voluntarily terminate any such Major Lease, in each case without Lender’s prior consent, not to be unreasonably withheld. If Lender has not consented to or denied approval to a proposed Major Lease within seven (7) calendar days, Lender shall be deemed to have consented to such Major Lease. Notwithstanding the foregoing, if Lender responds in writing to Borrower at any time within the above-referenced seven (7) calendar day period with reasonable requests for additional information regarding such proposed Major Lease then such approval period shall be extended as Lender shall reasonably require.

(b)	Concurrently with its execution of an Approved Lease of 25,000 square feet or more at the Property (provided for purposes of the calculating the foregoing square footage threshold, all leases entered into by a particular tenant shall be aggregated), Borrower shall deliver to Lender a subordination, non-disturbance and attornment agreement from the tenant under such lease, in form attached hereto as Exhibit H, including any modifications to such form reasonably requested by such tenant and consented to by Lender.

(c)	Borrower shall deliver to Lender copies of each and every Lease at the Property if requested to do so by Lender.

9.5	INCOME TO BE APPLIED TO DEBT SERVICE. Borrower shall apply all income from the Property and Improvements only to the payment of Operating Expenses of the Property and Improvements and the payment of accrued interest and regularly scheduled principal payments, if any, prior to any other purpose. To the extent income exceeds Operating Expenses, such excess shall be used first to pay accrued interest (regardless of any reserve for interest expense or carrying costs). To the extent income in any month exceeds Operating Expenses and accrued interest and regularly scheduled principal payments, if any, Borrower may use such excess for any lawful purpose, including without limitation, capital expenditures or distributions to its partners.

9.6	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

9.7	FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

9.8

ASSIGNMENT. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.9	MANAGEMENT AND LEASING AGREEMENTS. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not amend or modify the terms of the Management Agreement or enter into any other agreements relating to the management and/or leasing of the Property or Improvements.

9.10	DERIVATIVE DOCUMENTS. Upon receipt from Lender, Borrower shall execute promptly all documents evidencing the Cap Contract.

9.11	LIENS ON OWNERSHIP INTERESTS. Borrower shall not permit the holder of any direct or indirect ownership interest in Borrower to suffer or permit any Lien on any such direct or indirect ownership interest.

9.12	NO SALE OR ENCUMBRANCE. Except as otherwise provided herein, Borrower shall not permit the Property and/or Improvements or any interest therein to be sold, transferred (including, without limitation, through sale or transfer of the corporate stock or general partnership interests or limited liability company interests of Borrower), mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender. Additionally, Borrower shall not permit any Lien on the Property and/or Improvements. The foregoing shall not, however, prohibit members of Guarantor from transferring membership interests in Guarantor amongst themselves so long as following any such transfer(s), (i) Guarantor and TPG-Brookhollow GP, LLC, remain the sole partners of Borrower, (ii) TPG continues to own, directly or indirectly, at least five percent (5%) of the membership interests in Guarantor, (iii) the sole members of Guarantor are TPG and CalSTRS, or wholly owned affiliates thereof, and (iv) TPG maintains day-to-day management authority of, and is represented on the management committee of, Guarantor. Notwithstanding the foregoing, nothing shall restrict the transfer of any interests in TPG or Thomas Properties Group, Inc.

9.13	NO OTHER INDEBTEDNESS. Without the prior written consent of Lender, Borrower shall not (i) directly or indirectly guaranty the obligations of any other person or entity; or (ii) incur any additional indebtedness or other material obligation, other than non-interest bearing ordinary course obligations (i.e. trade payables or accruals) incurred in connection with Borrower’s ordinary course of business.

9.14	LIMITATIONS ON DISTRIBUTIONS, ETC. Following the occurrence and during the continuance of a Default, Borrower shall not distribute any money or other property to any partner of Borrower, whether in the form of earnings, income or other proceeds from the Property and Improvements, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any partner, nor shall Borrower loan or advance any funds to any such partner.

ARTICLE 10

REPORTING COVENANTS

10.1	BORROWER FINANCIAL INFORMATION. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and, to the extent applicable, annual financial statements, each in conformity with GAAP, and each of the financial statements described below shall be prepared for Borrower from such system and records. Borrower shall deliver or cause to be delivered to Lender:

(a)	As soon as practicable, and in any event within forty-five (45) days after the end of the each fiscal quarter commencing with the fiscal quarter ending September 30, 2010, quarterly financial statements of Borrower, in such form as may be approved by Lender from time to time, which financial statements shall include a balance sheet, a statement of operations, a statement of cash flow, rent roll and, upon request by Lender, a current and prospective lease status report, all certified as accurate on behalf of Borrower by an officer of Borrower acceptable to Lender;

(b)

On or before December 31st of each year during the term of the Loan, a budget for Borrower showing projected cash flows for the immediately following calendar year and on or before July 31st of each year during the term of the Loan, a re-forecast of projected cash flows for the current calendar year;

(c)	Within thirty (30) days of Lender’s request, such and other financial information regarding any persons or entities in any way obligated on the Loan as Lender may reasonably request; and

(d)	If audited financial information is prepared for Borrower, copies of such audited financial information within thirty (30) days of its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP consistently applied.

10.2	BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

10.3	GUARANTOR FINANCIAL REPORTING. Borrower shall deliver or cause to be delivered to Lender:

(a)	As soon as practicable, and in any event within forty-five (45) days after the end of the each fiscal quarter commencing with the fiscal quarter ending September 30, 2010, quarterly financial statements of Guarantor, in such form as may be approved by Lender from time to time, which financial statements shall include a balance sheet, a statement of operations and a statement of cash flow, certified as accurate on behalf of Guarantor by an officer of Guarantor acceptable to Lender;

(b)

On or before December 31st of each year during the term of the Loan, a budget for Guarantor showing projected cash flows for the immediately following twelve-month period and on or before July 31st of each year during the term of the Loan, a re-forecast of projected cash flows for the current calendar year; and

(c)	If audited financial information is prepared for Guarantor, copies of such audited financial information within thirty (30) days of its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP consistently applied.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrower’s failure to pay within five (5) days after due any sums payable under the Note or any of the other Loan Documents or Borrower’s failure to deposit any Borrower’s Funds as and when required under this Agreement; or

(b)	Performance of Obligations. Borrower’s failure to perform any obligation in addition to those in Section 11.1 (a) above under any of the Loan Documents; provided, however, that (i) if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires and (ii) if no cure period is provided for the remedy of such failure, Borrower’s failure to perform shall not constitute a Default unless Borrower fails to cure such failure within thirty (30) days after Borrower’s receipt of notice from Lender of such failure; provided further, however, that if such failure cannot be cured within the referenced thirty (30) day period and Borrower has commenced such cure within such thirty (30) day period, then such failure shall not constitute a Default until the expiration of an additional thirty (30) day period, so long as Borrower is diligently and continuously pursuing such cure to completion; or

(c)

Construction; Use. (i) There is any material deviation in the work of construction from the Plans and Specifications or governmental requirements or the appearance or use of defective workmanship or materials in constructing the Improvements, and Borrower fails to remedy the same to Lender’s satisfaction within twenty (20) days of Lender’s written demand to do so; or (ii) there is a cessation of construction of the Renovation Improvements prior to completion for a continuous period of more than twenty (20) days (except as caused by an event of force majeure); or (iii) the construction, sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days; or (iv) utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than thirty (30) days; or

(d)	Liens, Attachment; Condemnation. (i) The recording of any claim of lien against the Property or Improvements or the service on Lender of any bonded stop notice relating to the Loan and the continuance of such claim of lien or bonded stop notice for twenty (20) Business Days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Borrower’s Funds Account, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)	Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents to be accurate in all material respects and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure, provided, such thirty (30) day period shall be extended for an additional thirty (30) days so long as Borrower commences to cure such failure within thirty (30) days and continuously pursues the cure of such failure to completion; or (ii) any material adverse change in the financial condition of Borrower, any Guarantor, or any Indemnitor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(f)	Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)	Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or seventy-five (75) days after the date of filing of such involuntary petition; or

(h)	Guarantors. The occurrence of any of the events specified in Section 11.1 (f) or 11.1 (g) as to any Guarantor or Indemnitor; or

(i)	Change In Management or Control. The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower, including, without limitation, any partnership, joint venture or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property and Improvements, or on the ability of Borrower or its partners, venturers or members to perform their obligations under the Loan Documents; provided, however, the foregoing shall not restrict any of the transactions permitted by the terms of Section 9.12; or

(j)	Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property and Improvements or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or

(k)	Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property or Improvements subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s reasonable determination, have a materially adverse impact on the value of the Property and Improvements; or

(l)	Change in Board of Directors. Unless approved by Lender, the election of a slate of directors to the board of directors of Thomas Properties Group, Inc., which is opposed by James Thomas (or, in the event of the death or incapacity of James Thomas, those individuals and/or entities who immediately succeed to the ownership of the voting shares of James Thomas in Thomas Properties Group, Inc.); or

(m)	Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by TPG/CalSTRS, LLC, as Indemnitor, in favor of Lender, and dated July 21, 2010, including, without limitation, Indemnitor’s failure to perform any covenant, condition or obligation thereunder, after the passage of any applicable notice and cure period thereunder; or

(n)	Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including, without limitation, any Guarantor’s failure to perform and covenant, condition or obligation thereunder, after the passage of any applicable notice and cure period thereunder; or

(o)	Default Under Cap Agreement. The occurrence of a default by Borrower or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan, including without limitation the Cap Contract.

11.2	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Borrower’s Funds Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

11.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, Borrower’s Funds, or other funds of Lender. If such payment is made from proceeds of the Loan or from Borrower’s Funds, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4	LENDER’S COMPLETION OF CONSTRUCTION. Upon the occurrence of a Default, Lender may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property and Improvements, remove Borrower and all agents, employees and contractors of Borrower from the Property and Improvements, complete the work of construction and market and sell or lease the Property and/or Improvements. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements.

11.5

LENDER’S CESSATION OF CONSTRUCTION. If Lender reasonably determines at any time that the Renovation Improvements are not being constructed in accordance with the Plans and Specifications and all governmental requirements, Lender may immediately cause all construction to cease on any of the Renovation Improvements affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Renovation Improvements affected by the condition of nonconformance until such time as Lender notifies Borrower in writing that the nonconforming condition has been corrected.

11.6	REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

11.7	RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) THE FAILURE OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

12.2	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

12.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

12.4	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement and as specified in Exhibit D (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

12.5	ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

12.6	ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such reasonable expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

12.7	RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (including mechanics’ and materialmens’ liens and stop notices) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender reasonably determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

12.8	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement and the other Loan Documents.

12.9	DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

12.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs reasonably incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.11	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

12.12	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

12.13

LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to grant participations in and, with the prior consent of Borrower (which consent shall not be unreasonably withheld), Borrower agrees that Lender may elect, at any time, to sell or assign, all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”); provided, however, (i) Borrower’s consent to a sale or assignment shall not be required (x) if a Default shall exist or (y) in the case of an assignment to an affiliate of Lender; or (z) if the Loan is fully disbursed to Borrower. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any Guarantor, and any Indemnitor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

12.14	CAPITAL ADEQUACY. If Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error. This provision shall only be effective as to the Borrower and this Loan to the extent that this provision is (or substantially similar provisions are) being applied by Lender in a generally uniform manner to all borrowers of a similar nature and loans of a similar type and are not being only particularly applied to the specific Borrower hereunder and this specific Loan.

12.15	SIGNS. Lender may place on the Property reasonable signs standard to construction loan transactions stating that construction financing is being provided by Lender and any other lenders or participants in the Loan.

12.16	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

12.17	TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender.

12.18	BORROWER’S WAIVER. Borrower hereby waives all of its rights under California Civil Code Section 2822, which provides as follows: “(a) The acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it. However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) For purposes of this section and Section 2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.”

12.19	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared by a court of competent jurisdiction to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.20	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

12.21	TIME. Time is of the essence of each and every term of this Agreement.

12.22	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

12.23	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

12.24	USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

12.25	INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

12.26	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

12.27	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kenya Williams
Kenya Williams Vice President

Lender’s Address: Wells Fargo Bank, National Association Real Estate Banking Group 11601 Wilshire Blvd., 17th Fl. Los Angeles, California, 90025 Attention: Kenya Williams
“BORROWER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:		TPG-Brookhollow GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Todd L. Merkle Todd L. Merkle Vice President

Borrower’s Address:

TPG-Brookhollow, L.P.

c/o Thomas Properties Group, Inc.

515 South Flower St., 6th Floor

Los Angeles, CA 90071

Attention: Todd Merkle

With a copy to:

TPG-Brookhollow, L.P.

c/o Thomas Properties Group, Inc.

515 South Flower St., 6th Floor

Los Angeles, CA 90071

Attention: Paul Rutter

EXHIBIT A - DESCRIPTION OF PROPERTY

Exhibit A to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010.

All that certain real property located in the County of Harris, State of Texas, described as follows:

Being a 9.999 acre (435,568 square foot) tract of land situated in the Henry Reinerman Survey Abstract No. 644, Harris County, Texas, and being a portion of Tract 1, Block 5, Brookhollow / Houston, Section Three, a subdivision recorded in Volume 158, Page 85, of the Map Records of Harris County, Texas, said 9.999 acre tract being that same tract of land conveyed to Prudential Insurance Company of America as evidenced by an instrument filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. J838970, Film Code No. 003-70-1332, and being more particularly described by metes and bounds as follows, with all bearings referenced to the Texas State Plane Coordinate Systems, South Central Zone 4204, all distances are surface and may be converted to grid by applying the scale factor of 0.999897;

BEGINNING at 3/4-inch iron rod found marking the intersection of the existing southwesterly right-of-way line of Directors Row (60’ feet wide) as shown on the map or plat of said Brookhollow / Houston, Section Three, and the existing southeasterly right-of-way Line of Governors Circle East (60’ feet wide) as dedicated by instrument filed for record in Volume 7472, Page 555, of the Deed Records of Harris County, Texas;

THENCE South 53° 19’ 15” East, along the existing southwesterly right-of-way line of said Directors Row, a distance of 530.06 feet to a 3/4-inch iron rod found at the beginning of a 15 foot right-of-way cutback corner located at the intersection of the southwesterly right-of-way line of said Directors Row and the northwesterly right-of-way line of Interstate Highway 610 (width varies) and being the most northerly northeast corner of said tract herein described, from which a found 5/8-inch iron rod bears North 45° 01’ 33” West, a distance of 2.40 feet;

THENCE South 08° 17’ 20” East, (called South 08° 19’ 15” East), continuing along the southwesterly right-of-way line of said Directors Row and along said cutback corner, a distance of 14.12 feet (called 14.14 feet) to an ‘X’ cut in concrete set for the end of said right-of-way cutback corner in the northwesterly right-of-way line of said Interstate Highway 610 and being the most easterly northeast corner of said tract herein described;

THENCE Southwesterly along the northwesterly right-of-way line of said Interstate Highway 610, the following four (4) courses:

South 36° 36’ 05” West (called South 38° 40’ 45” West), a distance of 90.06 feet (called 90.43 feet) to a 1/2-inch iron pipe found for the beginning off a non-tangent curve to the right;

Southwesterly, with said curve to the right having a radius of 1,875.64 feet, a central angle of 20° 02’ 23”, a chord bearing of South 46° 38’ 40” West, a chord distance of 652.68 feet, at an arc distance of 149.75 feet pass a 5/8-inch iron rod found for the common corner of a called 3.096-acre tract and a called 3.657-acre tract, at an arc distance of 547.37 feet pass a 3/4-inch iron rod found for the common corner of said called 3.657-acre tract and a called 3.246-acre tract, in all a total arc length of 656.02 feet to a 5/8-inch iron rod with cap set for angle point;

SOUTH 56° 39’ 52” West, a distance of 42.15 feet to a 3/4-inch iron rod found for an angle point;

SOUTH 63° 50’ 02” West (called South 63° 44’ 37” West), a distance of 150.06 feet (called 150.02 feet) to a 5/8-inch iron rod with cap set for the northeast corner of a called 6.2084-acre tract of land conveyed to Southwest Texas Hotel Corporation as evidenced by an instrument filed for record in the official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. M507292, Film Code No. 168-77-0259, and being the southeast corner of said tract herein described;

THENCE North 26° 10’ 46” West (called South 26° 15’ 23” West), leaving the westerly right-of-way line of said Interstate Highway 610 and following the northerly line of said Southwest Texas Hotel Corporation tract, a distance of 370.36 feet to a 5/8-inch iron rod found marking an angle point;

THENCE North 10° 01’ 44” West (called North 09° 59’ 02” West), continuing along the northerly line of said Southwest Texas Hotel Corporation tract, a distance of 200.02 feet to a 5/8-inch iron rod with cap set in the arc of a non-tangent curve to the left being the southwesterly right-of-way line of said Governors Circle East, for the northwest corner of said Southwest Texas Hotel Corporation and being the southwest corner of said tract herein described;

THENCE Northeasterly, along the southeasterly right-of-way line of said Governors Circle East and with said arc curve to the left having a Radius of 480.00 feet, a Central Angle of 43° 27’ 15”, a Chord Bearing of North 58° 20’ 21” East and a chord distance of 355.38 feet, an Arc Length of 184.91 feet pass an “X” cut in concrete set marking the common corner of said called 3.246-acre tract and said called 3.657-acre tract, in all a total Arc Length of 364.04 feet to a 5/8-inch iron rod with cap set for a point of tangency, from which a found 5/8-inch iron rod bears South 45° 50’ 32” West, a distance of 0.85 feet;

THENCE North 36° 36’ 42” East (called North 36° 40’ 45” East) continuing along the southeasterly right-of-way line of said Governors Circle East, at 28.55 feet pass the common northerly corner of said called 3.657-acre tract and said called 3.096-acre tract in all a distance of 279.62 feet to the POINT-OF-BEGINNING and containing 9.999 acres (435,568 square feet) of land.

EXHIBIT B - DOCUMENTS

Exhibit B to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010 (“Agreement”).

1.	Loan Documents. The documents listed below, numbered 1.1 through 1.6, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Promissory Note Secured by Deed of Trust of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	The Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Trustor, to American Securities Company, a California corporation, as Trustee, for the benefit of Lender, as Beneficiary.

1.4	Uniform Commercial Code National UCC Financing Statement (Form UCC1) of even date herewith, naming Borrower as Debtor and Lender as Secured Party.

1.5	Transfer Authorizer Designation of even date herewith, executed by Borrower.

1.6	Agreement for Disbursement Prior to Recordation and Amendment to Note of even date herewith, executed by Borrower and Lender.

Other Related Documents (Which Are Not Loan Documents):

i.	Limited Guaranty and Indemnity Agreement of even date herewith executed by TPG/CalSTRS, LLC, as Guarantor, in favor of Lender.

ii.	Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith, executed by and between TPG/CalSTRS, LLC, as Indemnitor, and Lender.

iii.	Opinion of Borrower’s and Guarantor’s Legal Counsel dated July 21, 2010, executed by Cox, Castle & Nicholson LLP.

iv.	Opinion of Borrower’s Legal Counsel dated July 21, 2010, executed by Bracewell & Giuliani LLP.

EXHIBIT C - FINANCIAL REQUIREMENT ANALYSIS

Exhibit C to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010.

The Financial Requirement Analysis set forth herein represents an analysis of the total costs necessary in Borrower’s estimation to perform Borrower’s obligations under the Loan Documents. Column A, “Total Costs”, sets forth Borrower’s representation of the maximum costs for each Item specified in Column A. Column B, “Costs Paid By Borrower”, sets forth Borrower’s representation of costs that Borrower has paid or has caused to be paid from other sources of funds for each Item specified in Column B. Column C, “Costs To Be Paid By Borrower”, sets forth Borrower’s representation of costs that Borrower will pay or will cause to be paid from other sources of funds for each Item specified in Column C. Column D, “Disbursement Budget”, sets forth the portion of the Loan and Borrower’s Funds which has been allocated for each Item specified in Column D and will be disbursed pursuant to the terms, covenants, conditions and provisions of Exhibit D of this Agreement and the Loan Documents. Unless specified otherwise, all reference to Columns or Items in this Agreement refer to Columns or Items in this Exhibit C.

BORROWER		(A) TOTAL COSTS	(B) COSTS PAID BY BORROWER	(C) COSTS TO BE PAID BY BORROWER	(D) DISBURSEMENT BUDGET (a) (b)
1.	Existing Loan Payoff	$48,971,791	$11,971,791		$37,000,000
2.	B-1 Carry Holdback Reserve	$3,000,000			$3,000,000
3.	Renovation Cost	$8,000,000		$5,000,000	$3,000,000
4.	Tenant Improvement ($40/sf)	$8,032,480			$8,032,480
5.	Leasing Commissions ($19.75/sf)	$3,967,520			$3,967,520

6.	Total	$71,971,791	$11,971,791	$5,000,000	$55,000,000

Footnotes:

(a)	Borrower’s funds in the amount of $5,000,000 are included in the total shown on line #6 of the Project Budget; provided, such amount may be increased in accordance with Section 3.4(c)(iii) of the Loan Agreement. Such amount shall be expended by Borrower prior to any disbursement of Loan proceeds for Items 3, 4 and 5.
(b)	These funds will be available on or after the Effective Date as defined in the Agreement.

EXHIBIT D - DISBURSEMENT PLAN

Exhibit D to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010.

1. Timing of B-1 Sublimit Disbursement. With respect to the B-1 Sublimit, unless another provision of this Agreement specifies otherwise, on or about the tenth (10th) day of each month, or at such other times as Lender may approve or determine more appropriate, Borrower shall submit to:

Wells Fargo Bank, National Association Los Angeles Loan Center 2120 East Park Place, Suite 100 El Segundo, CA 90245

a written itemized statement, signed by Borrower (“Application for Payment”) setting forth:

1.1	a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item (“Item”) shown in Column D (“Disbursement Budget”) of the Financial Requirement Analysis attached as Exhibit C to this Agreement; and

1.2	the total amount incurred, expended and/or due for each requested Item less prior disbursements for such Item.

1.3	Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement.

Lender shall disburse the requested disbursement amount within ten (10) business days after receipt of each Application for Payment, subject to Lender’s determination that the conditions to disbursement described in this Exhibit D and in the Loan Agreement have been satisfied.

2.	Lender’s Right to Condition Disbursements. With respect to the B-1 Sublimit, Lender shall have the right to condition any disbursement upon Lender’s receipt and approval of the following:

2.1	the Application for Payment and an itemized requisition for payment of Item 2 shown in the Disbursement Budget (“Hard Costs”);

2.2	bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Item;

2.3	evidence of Borrower’s use of a lien release, joint check and voucher system acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant;

2.4	architect’s, inspector’s and/or engineer’s periodic certifications of the percentage and/or stage of construction that has been completed and its conformance to the Plans and Specifications and governmental requirements based upon any such architect’s, inspector’s and/or engineer’s periodic physical inspections of the Property and Improvements;

2.5	waivers and releases of any mechanics’ lien, stop notice claim, equitable lien claim or other lien claim rights;

2.6	evidence of Borrower’s compliance with the provisions of the Articles and Sections of this Agreement entitled Construction and Authority/Enforceability;

2.7	a written release executed by any surety to whom Lender has issued or will issue a set-aside letter and/or any public entity or agency which is a beneficiary under any instrument of credit or standby letter of credit which Lender has issued or will issue with respect to the Loan;

2.8	valid, recorded Notice(s) of Completion for the Improvements or any portions of the Improvements for which Notice(s) of Completion may be recorded under applicable law;

2.9	Certificate of Substantial Completion from the Architect and Engineer, if any, prior to the final retention disbursement or the final stage disbursement of Hard Costs, as applicable;

2.10	any other document, requirement, evidence or information that Lender may request under any provision of the Loan Documents; and

2.11	evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the Improvements.

Borrower acknowledges that this approval process may result in disbursement delays and Borrower hereby consents to all such delays.

3.	Disbursement for Existing Loan Payoff. The portion of the Disbursement Budget initially totaling $37,000,000 shall be disbursed to or for the benefit or account of Borrower on or before the Effective Date as follows: $37,000,000 shall be disbursed to Commonwealth Land Title Insurance Company on or before the Effective Date for the purpose of repaying a portion of the existing outstanding principal amount of the loan to Borrower (the “Existing Loan”) which is secured by the Property and Improvements and will be fully repaid on the Effective Date. Such disbursement shall be conditioned upon, among other things, confirmation that Borrower has deposited into escrow the balance of the amount necessary to fully satisfy the Existing Loan.

4.	Periodic Disbursement of B-1 Carry Holdback Disbursements. The portion of the B-2/B-3 Sublimit not disbursed on or before the Effective Date, in an amount equal to $3,000,000 (the “B-1 Carry Holdback”), shall be retained by Lender and disbursed, to Borrower in the amount of $250,000 per calendar quarter, beginning with the first full calendar quarter following the Effective Date (i.e., the date of eligibility for the first disbursement being October 1, 2010).

THERE SHALL BE NO DISBURSEMENTS UNDER PARAGRAPHS 5, 6 OR 7 UNLESS AND UNTIL THE CONDITIONS SET FORTH IN SECTION 3.4(c)(iii) HAVE BEEN SATISFIED.

5.	Disbursement of Renovation Costs. The portion of the Disbursement Budget initially totaling $3,000,000 shall be disbursed to or for the benefit or account of the Borrower within ten (10) days of Lender’s confirmation that Borrower has achieved executed leases for not less than forty percent (40%) of the rentable square footage of the B-1 Building.

6.	Periodic Disbursement of Tenant Improvement Costs. The portion of the Disbursement Budget initially totaling $8,032,480, shall be periodically disbursed to or for the benefit or account of the Borrower for Tenant Improvements up to the maximum of the lower of $40 per square foot or the actual cost per square foot of completed Tenant Improvements.

7.	Periodic Disbursement of Leasing Commission Expense. The portion of the Disbursement Budget initially totaling $3,967,520, shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of Leasing Commission Expense up to a maximum of the lower of $19.75 per square foot or the actual cost per square foot of Leasing Commissions.

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐  NEW    ☐   REPLACE PREVIOUS DESIGNATION    ☐  ADD    ☐  CHANGE     ☐  DELETE LINE NUMBER

The following representatives of TPG-Brookhollow, L.P., a Delaware limited partnership (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1002714 dated July 21, 2010, between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1.
2.
3.
4.
5.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

1	Maximum Wire Amount may not exceed the Loan Amount.

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

Date:

“BORROWER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:	TPG-Brookhollow GP, LLC,
a Delaware limited liability company, its General Partner

By:
Name:
Title:

EXHIBIT F – FORM OF ASSIGNMENT OF CONSTRUCTION CONTRACT

Exhibit F to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010. See attached.

ASSIGNMENT OF CONSTRUCTION AGREEMENTS

FOR VALUE RECEIVED, the undersigned, TPG-BROOKHOLLOW, L.P., a Delaware limited partnership (“Borrower”), assigns to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), its rights under all existing and future agreements and contracts, as amended, between Borrower and any other person or entity (collectively, “Construction Agreements”) relating to the construction of the Improvements on the Property described in Exhibit A attached hereto. The Construction Agreements include, but are not limited to, the construction agreement or contract between Borrower and [                    ] (“Contractor”) dated             , 20    , as amended.

This ASSIGNMENT OF CONSTRUCTION AGREEMENTS (“Assignment”) constitutes a present and absolute assignment to Lender as of the date hereof (the “Effective Date”); provided, however, Lender confers on Borrower the right to enforce the terms of the Construction Agreements so long as no Default has occurred and is continuing under any of the Loan Documents. Upon the occurrence of a Default, under any of the Loan Documents, Lender may, in its sole discretion, give notice to Contractor of its intent to enforce the rights of Borrower under the Construction Agreements and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Borrower acknowledges that by accepting this Assignment, Lender does not assume any of Borrower’s obligations under the Construction Agreements.

Borrower represents and warrants to Lender, as of the Effective Date, that (a) all Construction Agreements entered into by Borrower are in full force and effect and are enforceable in accordance with their terms and no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Construction Agreements, (b) all copies of the Construction Agreements delivered to Lender are complete and correct and (c) Borrower has not assigned any of its rights under the Construction Agreements. Borrower shall deliver to Lender a true, complete and correct copy of all Construction Agreements entered into after the date hereof, promptly upon execution thereof.

Borrower agrees (a) to pay and perform all obligations of Borrower under the Construction Agreements, (b) to enforce the payment and performance of all obligations of any other person or entity under the Construction Agreements, (c) not to modify the existing Construction Agreements nor to enter into any future Construction Agreements without Lender’s prior written approval except as otherwise may be permitted in the Loan Documents and (d) not to further assign, for security or any other purposes, its rights under the Construction Agreements without Lender’s prior written consent.

This Assignment is one of the Loan Documents and secures payment and performance by Borrower of all obligations of Borrower under the Loan Documents. This Assignment is supplemented by those provisions of the Building Loan Agreement which apply to the Loan Documents and said provisions are incorporated herein by reference. This Assignment is part of and further defines the assignment of contract rights set forth in the “Security Agreement” provision (Article 4) of the Deed of Trust.

The term “Building Loan Agreement” as used herein shall mean the Building Loan Agreement dated July 21, 2010, between Borrower and Lender, as the same may be amended, restated or replaced from time to time. Capitalized terms not otherwise defined herein shall each have the meaning set forth in the Building Loan Agreement.

The attached Contractor’s Consent and Exhibit A are incorporated by reference.

Dated as of:             , 20

“BORROWER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:	TPG-Brookhollow GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNMENT OF CONSTRUCTION AGREEMENTS

FOR VALUE RECEIVED, the undersigned, TPG-BROOKHOLLOW, L.P., a Delaware limited partnership (“Borrower”), assigns to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), its rights under all existing and future agreements and contracts, as amended, between Borrower and any other person or entity (collectively, “Construction Agreements”) relating to the construction of the Improvements on the Property described in Exhibit A attached hereto. The Construction Agreements include, but are not limited to, the construction agreement or contract between Borrower and [                    ] (“Contractor”) dated             , 20    , as amended.

This ASSIGNMENT OF CONSTRUCTION AGREEMENTS (“Assignment”) constitutes a present and absolute assignment to Lender as of the date hereof (the “Effective Date”); provided, however, Lender confers on Borrower the right to enforce the terms of the Construction Agreements so long as no Default has occurred and is continuing under any of the Loan Documents. Upon the occurrence of a Default, under any of the Loan Documents, Lender may, in its sole discretion, give notice to Contractor of its intent to enforce the rights of Borrower under the Construction Agreements and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Borrower acknowledges that by accepting this Assignment, Lender does not assume any of Borrower’s obligations under the Construction Agreements.

Borrower represents and warrants to Lender, as of the Effective Date, that (a) all Construction Agreements entered into by Borrower are in full force and effect and are enforceable in accordance with their terms and no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Construction Agreements, (b) all copies of the Construction Agreements delivered to Lender are complete and correct and (c) Borrower has not assigned any of its rights under the Construction Agreements. Borrower shall deliver to Lender a true, complete and correct copy of all Construction Agreements entered into after the date hereof, promptly upon execution thereof.

Borrower agrees (a) to pay and perform all obligations of Borrower under the Construction Agreements, (b) to enforce the payment and performance of all obligations of any other person or entity under the Construction Agreements, (c) not to modify the eXisting Construction Agreements nor to enter into any future Construction Agreements without Lender’s prior written approval except as otherwise may be permitted in the Loan Documents and (d) not to further assign, for security or any other purposes, its rights under the Construction Agreements without Lender’s prior written consent.

This Assignment is one of the Loan Documents and secures payment and performance by Borrower of all obligations of Borrower under the Loan Documents. This Assignment is supplemented by those provisions of the Building Loan Agreement which apply to the Loan Documents and said provisions are incorporated herein by reference. This Assignment is part of and further defines the assignment of contract rights set forth in the “Security Agreement” provision (Article 4) of the Deed of Trust.

The term “Building Loan Agreement” as used herein shall mean the Building Loan Agreement dated July 21, 2010, between Borrower and Lender, as the same may be amended, restated or replaced from time to time. Capitalized terms not otherwise defined herein shall each have the meaning set forth in the Building Loan Agreement.

The attached Contractor’s Consent and Exhibit A are incorporated by reference.

Dated as of:             , 20

“BORROWER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:	TPG-Brookhollow GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

CONTRACTOR’S CONSENT

The undersigned (“Contractor”) hereby consents to the foregoing Assignment of Construction Agreements (“Assignment”), of which this Contractor’s Consent (“Consent”) is a part,

1.	Contractor agrees that if, at any time, Lender shall become the owner of the Property, or, pursuant to its rights under the Loan Documents, elects to undertake or cause the completion of construction of the Improvements on any portion of the Property, and gives Contractor written notice of such election; THEN, so long as the Contractor has received, receives or continues to receive the compensation called for under the Construction Agreements, Contractor shall continue to perform its obligations under the Construction Agreements in accordance with the terms thereof,

2.	Contractor further agrees that, in the event of a breach by Borrower of the Construction Agreements, so long as Borrower’s interest in the Construction Agreements is assigned to Lender, Contractor will give written notice to Lender at the address shown below of such breach, Lender shall have thirty (30) days from the receipt of such written notice of default to remedy or cure said default, provided, if such default is of a nature that it cannot be cured within thirty (30) days, Lender shall have thirty (30) days within which to commence the cure and shall thereafter have such reasonable period of time to complete such cure as is necessary, Nothing herein shall require Lender to cure said default or to undertake completion of construction of the Improvements,

3.	Contractor further agrees that, except with the prior written approval of Lender, Contractor shall not perform any construction work on the Property pursuant to any change in the Plans and Specifications where such change: (a) would constitute a material change in the building material or equipment specifications, the architectural or structural design, value, architecture or quality of any of the Improvements as defined in the Construction Agreements; or (b) would result in an Increase in construction costs in excess of $100,000 for any single change after all such changes exceed $200,000 or in excess of $600,000 for all such changes in such items of construction cost; or (c) would affect the structural integrity, quality of building material or equipment or overall efficiency of operating systems or utility systems of the improvements, The liens of the Deed of Trust and the security agreement therein shall have priority over any claim of lien of Contractor arising out of or in any way connected with any construction work performed by Contractor on the Property, Lender may periodically inspect and copy, at reasonable times, the books, records and accounting data of Contractor relating to the construction of the Improvements,

4.	Finally, Contractor shall hold in trust all money disbursed to or otherwise received by Contractor from or on account of Borrower in connection with the construction of the Improvements and shall use such money solely for the payment of costs incurred in the construction of the Improvements, including Contractor’s fees, and for no other purpose, until all bills, claims and demands for such costs have been paid in full.

Contractor warrants and represents that iUhe has no knowledge of any prior assignment(s) of any interest in the Construction Agreements, Except as otherwise defined herein, the terms used herein shall have the meanings given them in the Assignment.

Lender’s Address:

Wells Fargo Bank, National Association

Real Estate Banking Group

Los Angeles Office

11601 Wilshire Blvd “17’” Floor

Los Angeles, California, 90025

Attention: Judy Zombek

Loan No: 1002714

IN WITNESS WHEREOF, this Consent has been executed as of this      day of             , 2010.

“CONTRACTOR” [ ] Contractor’s Accress:

PROPERTY DESCRIPTION

Exhibit A to Assignment of Construction Agreements dated as of             , 20    , TPG-BROOKHOLLOW, L.P., a Delaware limited partnership, as Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

All that certain real property located in the County of Harris, State of Texas, described as follows:

Being a 9.999 acre (435,568 square foot) tract of land situated in the Henry Reinerman Survey Abstract No. 644, Harris County, Texas, and being a portion of Tract 1, Block 5, Brookhollow I Houston, Section Three, a subdivision recorded in Volume 158, Page 85, of the Map Records of Harris County, Texas, said 9.999 acre tract being that same tract of land conveyed to Prudential Insurance Company of America as evidenced by an instrument filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. J838970, Film Code No. 003-70-1332, and being more particularly described by metes and bounds as follows, with all bearings referenced to the Texas State Plane Coordinate Systems, South Central Zone 4204, all distances are surface and may be converted to grid by applying the scale factor of 0.999897;

BEGINNING at 3/4-inch iron rod found marking the intersection of the existing southwesterly right-of-way line of Directors Row (60’ feet wide) as shown on the map or plat of said Brookhollow I Houston, Section Three, and the existing southeasterly right-of-way Line of Governors Circle East (60’ feet wide) as dedicated by instrument filed for record in Volume 7472, Page 555, of the Deed Records of Harris County, Texas;

THENCE South 53° 19’ 15” East, along the existing southwesterly right-of-way line of said Directors Row, a distance of 530.06 feet to a 314-inch iron rod found at the beginning of a 15 foot right-of-way cutback corner located at the intersection of the southwesterly right-of-way line of said Directors Rowand the northwesterly right-of-way line of Interstate Highway 610 (Width varies) and being the most northerly northeast corner of said tract herein described, from which a found 5/8inch iron rod bears North 45° 01’ 33” West, a distance of 2.40 feet;

THENCE South 08° 17’ 20” East, (called South 08° 19’ 15” East), continuing along the southwesterly right-of-way line of said Directors Rowand along said cutback corner, a distance of 14.12 feet (called 14.14 feet) to an ‘X’ cut in concrete set for the end of said right-of-way cutback corner in the northwesterly right-of-way line of said Interstate Highway 610 and being the most easterly northeast corner of said tract herein described;

THENCE Southwesterly along the northwesterly right-of-way line of said Interstate Highway 610, the following four (4) courses:

South 36° 36’ 05” West (called South 38° 40’ 45” West), a distance of 90.06 feet (called 90.43 feet) to a 1/2-inch iron pipe found for the beginning off a non-tangent curve to the right;

Southwesterly, with said curve to the right having a radius of 1,875.64 feet, a central angle of 20° 02’ 23”, a chord bearing of South 46° 38’ 40” West, a chord distance of 652.68 feet, at an arc distance of 149.75 feet pass a 5/8inch iron rod found for the common corner of a called 3.096-acre tract and a called 3.657-acre tract, at an arc distance of 547.37 feet pass a 314-inch iron rod found for the common corner of said called 3.657-acre tract and a called 3.246-acre tract, in all a total arc length of 656.02 feet to a 5/8-inch iron rod with cap set for angle point;

SOUTH 56° 39’ 52” West, a distance of 42.15 feet to a 314-inch iron rod found for an angle point;

SOUTH 63° 50’ 02” West (called South 63° 44’ 37” West), a distance of 150.06 feet (called 150.02 feet) to a 5/8inch iron rod with cap set for the northeast corner of a called 6.2084-acre tract of land conveyed to Southwest Texas Hotel Corporation as evidenced by an instrument filed for record’m the official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. M507292, Film Code No. 168-77-0259, and being the southeast corner of said tract herein described;

THENCE North 26° 10’ 46” West (called South 26° 15’ 23” West), leaving the westerly right-of-way line of said Interstate Highway 610 and following the northerly line of said Southwest Texas Hotel Corporation tract, a distance of 370.36 feet to a 5/8-inch iron rod found marking an angle point;

THENCE North 10” 01’ 44” West (called North 09” 59’ 02” West), continuing along the northerly line of said Southwest Texas Hotel Corporation tract, a distance of 200.02 feet to a 5/8-inch iron rod with cap set in the arc of a non-tangent curve to the left being the southwesterly right-of-way line of said Governors Circle East, for the northwest corner of said Southwest Texas Hotel Corporation and being the southwest corner of said tract herein described;

THENCE Northeasterly, along the southeasterly right-of-way line of said Governors Circle East and with said arc curve to the left having a Radius of 480.00 feet, a Central Angle of 43” 27’ 15”, a Chord Bearing of North 58” 20’ 21” East and a chord distance of 355.38 feet, an Arc Length of 184.91 feet pass an “X” cut in concrete set marking the common corner of said called 3.246-acre tract and said called 3.657-acre tract, in all a total Arc Length of 364.04 feet to a 5/8-inch iron rod with cap set for a point of tangency, from which a found 5/8-inch iron rod bears South 45” 50’ 32” West, a distance of 0.85 feet;

THENCE North 36” 36’ 42” East (called North 36” 40’ 45” East) continuing along the southeasterly right-of-way line of said Governors Circle East, at 28.55 feet pass the common northerly corner of said called 3.657-acre tract and said called 3.096-acre tract in all a distance of 279.62 feet to the POINT-OF-BEGINNING and containing 9.999 acres (435,568 square feet) of land.

EXHIBIT G – FORM OF ASSIGNMENT OF ARCHITECT’S AGREEMENT AND PLANS AND SPECIFICATIONS

Exhibit G to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010. See attached.

ASSIGNMENT OF ARCHITECTURAL AGREEMENTS AND PLANS AND SPECIFICATIONS

FOR VALUE RECEIVED, the undersigned, TPG-BROOKHOLLOW, L.P., a Delaware limited partnership (“Borrower”), assigns to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), all of its right, title and interest in and to:

1. All architectural, design, engineering and development agreements, and any and all amendments, modifications, supplements, addenda and general conditions thereto (collectively, “Architectural Agreements”); and

2. All plans and specifications, shop drawings, working drawings, amendments, modifications, changes, supplements, general conditions and addenda thereto (collectively “Plans and Specifications”),

heretofore or hereafter entered into or prepared by any architect, engineer or other person or entity (collectively “Architect”), for or on behalf of Borrower in connection with the construction of the Improvements on the Property described on Exhibit A attached hereto. The Plans and Specifications, as of the date hereof, are those which Borrower has heretofore, or will hereafter deliver to Lender. The Architectural Agreements include, but are not limited to, the architectural agreement or contract between Borrower and                 , dated                     , as amended.

This Assignment of Architectural Agreements and Plans and Specifications (“Assignment”) constitutes a present and absolute assignment to Lender as of the date hereof (the “Effective Date”); provided, however, Lender confers upon Borrower the right to enforce the terms of the Architectural Agreements and Borrower’s rights to the Plans and Specifications so long as no Default has occurred and is continuing under any of the Loan Documents. Upon the occurrence of a Default under any of the Loan Documents, Lender may, in its sole discretion, give notice to Architect of its intent to enforce the rights of Borrower under the Architectural Agreements and of its rights to the Plans and Specifications and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Borrower acknowledges that by accepting this Assignment, Lender does not assume any of Borrower’s obligations under the Architectural Agreements or with respect to the Plans and Specifications.

Borrower represents and warrants to Lender, as of the Effective Date, that: (a) all Architectural Agreements entered into by Borrower are in full force and effect and are enforceable in accordance with their terms and no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Architectural Agreements; (b) all copies of the Architectural Agreements and Plans and Specifications delivered to Lender are complete and correct; and (c) Borrower has not assigned any of its rights under the Architectural Agreements or with respect to the Plans and Specifications.

Borrower agrees: (a) to pay and perform all obligations of Borrower under the Architectural Agreements; (b) to enforce the payment and performance of all obligations of any other person or entity under the Architectural Agreements; (c) not to modify the existing Architectural Agreements nor to enter into any future Architectural Agreements without Lender’s prior written approval except as otherwise may be permitted in the Loan Documents; and (d) not to further assign, for security or any other purposes, its rights under the Architectural Agreements or with respect to the Plans and Specifications without Lender’s prior written consent.

This Assignment is one of the Loan Documents and secures payment and performance by Borrower of all obligations of Borrower under the Loan Documents. This Assignment is supplemented by those provisions of the Building Loan Agreement (defined below) which apply to the Loan Documents and said provisions are incorporated herein by reference. This Assignment is part of and further defines the assignment of contract rights and other rights set forth in the “Security Agreement” provision (Article 4) of the Deed of Trust.

The term “Building Loan Agreement” as used herein shall mean the Building Loan Agreement dated July 21, 2010, between Borrower and Lender, as well as the same may be amended, restated or replaced from time to time. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Building Loan Agreement.

This Assignment shall be governed by the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and Borrower consents to the jurisdiction of any federal or state court within the State of California having proper venue for the filing and maintenance of any action arising hereunder and agrees that the prevailing party in any such action shall be entitled, in addition to any other recovery, to reasonable attorneys’ fees and costs.

This Assignment shall be binding upon and inure to the benefit of the heirs, legal representatives, assigns, and successors-in-interest of Borrower and Lender; provided, however, this shall not be construed and is not intended to waive any restrictions on assignment, sale, transfer, mortgage, pledge, hypothecation or encumbrance by Borrower contained in any of the Loan Documents.

The attached Architect’s/Engineer’s Consent, Schedule 1 and Exhibit A are incorporated by reference.

Executed by Borrower on             , 20    .

“BORROWER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:	TPG-Brookhollow GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ARCHITECTS/ENGINEER’S CONSENT

The undersigned architect and/or engineer (collectively referred to as “Architect”) hereby consents to the foregoing Assignment to which this Architect’s/Engineer’s Consent (“Consent”) is a part, and acknowledges that there presently exists no unpaid claims due to the Architect except as set forth on Schedule 1 attached hereto, arising out of the preparation and delivery of the Plans and Specifications to Borrower and/or the performance of the Architect’s obligations under the Architectural Agreements described in the Assignment.

Architect agrees that if, at any time, Lender shall become the owner of the Property, or, pursuant to its rights under the Loan Documents, elects to undertake or cause the completion of construction of the Improvements on any portion of the Property, in accordance with the Plans and Specifications, and gives Architect written notice of such election; THEN, so long as Architect has received, receives or continues to receive the compensation called for under the Architectural Agreements, Lender may, at its option, use and rely on the Plans and Specifications for the purposes for which they were prepared, and Architect will continue to perform its obligations under the Architectural Agreements for the benefit and account of Lender in the same manner as if performed for the benefit or account of Borrower in the absence of the Assignment.

Architect further agrees that, in the event of a breach by Borrower of the Architectural Agreements, or any agreement entered into with Architect in connection with the Plans and Specifications, so long as Borrower’s interest in the Architectural Agreements and Plans and Specifications is assigned to Lender, Architect will give written notice to Lender of such breach at the address shown below. Lender shall have thirty (30) days from the receipt of such written notice of default to remedy or cure said default provided, if such default is of a nature that it cannot be cured within thirty (30) days, Lender shall have thirty (30) days within which to commence the cure and shall thereafter have such reasonable period of time to complete such cure as is necessary. Nothing herein shall reqUire Lender to cure said default or to undertake completion of construction of the Improvements.

Architect warrants and represents that iVhe has no knowledge of any prior assignment(s) of any interest in either the Plans and Specifications and/or the Architectural Agreements. Except as otherwise defined herein, the terms used herein shall have the meanings given them in the Assignment.

Executed on                     .

Lender’s Address:

Wells Fargo Bank, National Association

Real Estate Banking Group

Los Angeles Office

11601 Wilshire Blvd., 17’h Floor

Los Angeles, California, 90025

Attention:	Judy Zombek
Loan No:	1002714

IN WITNESS WHEREOF, this Consent has been executed as of this      day of             , 2010.

“ARCHITECT”

[ ]

Architect’s Address:

SCHEDULE OF UNPAID CLAIMS

Schedule 1 to Assignment of Architectural Agreements and Plans and Specifications dated as of             , 20    , between TPG-BROOKHOLLOW, L.P., a Delaware limited partnership, as Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.:

PROPERTY DESCRIPTION

Exhibit A to Assignment of Architectural Agreements and Plans and Specifications dated as of             ,20    , between TPG-BROOKHOLLOW, L.P., a Delaware limited partnership, as Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

All that certain real property located in the County of Harris, State of Texas, described as follows:

Being a 9,999 acre (435,568 square foot) tract of land situated in the Henry Reinerman Survey Abstract No. 644, Harris County, Texas, and being a portion of Tract 1, Block 5, Brookhollow I Houston, Section Three, a subdivision recorded in Volume 158, Page 85, of the Map Records of Harris County, Texas, said 9.999 acre tract being that same tract of land conveyed to Prudential Insurance Company of America as evidenced by an instrument filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. J838970, Film Code No. 003-70-1332, and being more particularly described by metes and bounds as follows, with all bearings referenced to the Texas State Plane Coordinate Systems, South Central Zone 4204, all distances are surface and may be converted to grid by applying the scale factor of 0.999897;

BEGINNING at 314-inch iron rod found marking the intersection of the existing southwesterly right-of-way line of Directors Row (60’ feet wide) as shown on the map or plat of said Brookhollow I Houston, Section Three, and the existing southeasterly right-of-way Line of Governors Circle East (60’ feet wide) as dedicated by instrument filed for record in Volume 7472, Page 555, of the Deed Records of Harris County, Texas;

THENCE South 53’ 19’ 15” East, along the existing southwesterly right-of-way line of said Directors Row, a distance of 530.06 feet to a 314-inch iron rod found at the beginning of a 15 foot right-of-way cutback corner located at the intersection of the southwesterly right-of-way line of said Directors Rowand the northwesterly right-of-way line of Interstate Highway 610 (width varies) and being the most northerly northeast corner of said tract herein described, from which a found 5/8inch iron rod bears North 45’ 01’ 33” West, a distance of 2.40 feet;

THENCE South 08’ 17’ 20” East, (called South 08’ 19’ 15” East), continuing along the southwesterly right-of-way line of said Directors Rowand along said cutback corner, a distance of 14.12 feet (called 14.14 feet) to an ‘X’ cut in concrete set for the end of said right-of-way cutback corner in the northwesterly right-of-way line of said Interstate Highway 610 and being the most easterly northeast corner of said tract herein described;

THENCE Southwesterly along the northwesterly right-of-way line of said Interstate Highway 610, the following four (4) courses:

South 36’ 36’ 05” West (called South 38’ 40’ 45” West), a distance of 90.06 feet (called 90.43 feet) to a 1/2-inch iron pipe found for the beginning off a non-tangent curve to the right;

Southwesterly, with said curve to the right having a radius of 1,875.64 feet, a central angle of 20’ 02’ 23”, a chord bearing of South 46’ 38’ 40” West, a chord distance of 652.68 feet, at an arc distance of 149.75 feet pass a 5/8inch iron rod found for the common corner of a called 3.096-acre tract and a called 3.657-acre tract, at an arc distance of 547.37 feet pass a 3/4-inch iron rod found for the common corner of said called 3.657-acre tract and a called 3.246-acre tract, in all a total arc length of 656.02 feet to a 5/8-inch iron rod with cap set for angle point;

SOUTH 56’ 39’ 52” West, a distance of 42.15 feet to a 314-inch iron rod found for an angle point;

SOUTH 63’ 50’ 02” West (called South 63’ 44’ 37” West), a distance of 150.06 feet (called 150.02 feet) to a 5/8inch iron rod with cap set for the northeast corner of a called 6.2084-acre tract of land conveyed to Southwest Texas Hotel Corporation as evidenced by an instrument filed for record in the official Public Records of Real Property of Harris County, Texas, under Clerk’s File No, M507292, Film Code No. 168-77-0259, and being the southeast corner of said tract herein described;

THENCE North 26’ 10’ 46” West (called South 26’ 15’ 23” West), leaving the westerly right-of-way line of said Interstate Highway 610 and following the northerly line of said Southwest Texas Hotel Corporation tract, a distance of 370.36 feet to a 5/8-inch iron rod found marking an angle point;

THENCE North 10’ 01’ 44” West (called North 09’ 59’ 02” West), continuing along the northerly line of said. Southwest Texas Hotel Corporation tract, a distance of 200.02 feet to a 5/8-inch iron rod with cap set in the arc of a non-tangent curve to the left being the southwesterly right-of-way line of said Governors Circle East, for the northwest corner of said Southwest Texas Hotel Corporation and being the southwest corner of said tract herein described;

THENCE Northeasterly, along the southeasterly right-of-way line of said Governors Circle East and with said arc curve to the left having a Radius of 480.00 feet, a Central Angle of 43’ 27’ 15”, a Chord Bearing of North 58’ 20’ 21” East and a chord distance of 355.38 feet, an Arc Length of 184.91 feet pass an “X” cut in concrete set marking the common corner of said called 3.246-acre tract and said called 3.657-acre tract, in all a totai Arc Length of 364.04 feet to a 5/8-inch iron rod with cap set for a point of tangency, from which a found 5/8-inch iron rod bears South 45’ 50’ 32” West, a distance of 0.85 feet;

THENCE North 36’ 36’ 42” East (called North 36’ 40’ 45” East) continuing along the southeasterly right-of-way line of said Governors Circle East, at 28.55 feet pass the common northerly corner of said called 3.657-acre tract and said called 3.096-acre tract in all a distance of 279.62 feet to the POINT-Of-BEGINNING and containing 9.999 acres (435,568 square feet) of land.

EXHIBIT H – FORM OF SNDA

Exhibit H to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010. See attached.

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Real Estate Group (AU # 63650)

11601 Wilshire Blvd., 17th Floor

Los Angeles, CA 90025

Attn: Judy Zombek

Loan No. 1002714

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made                      by and between TPG-BROOKHOLLOW, L.P., a Delaware limited partnership (“Owner”),                      (“Lessee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.	Pursuant to the terms and provisions of a lease dated (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	[Said Lease contains provisions and terms granting Lessee an option to purchase the Property (the “Option To Purchase”).]

C.	Owner has executed a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Deed of Trust”) securing, among other things, a promissory note (“Note”) in the principal sum of Fifty-Five Million Dollars ($55,000,000), dated July 21, 2010, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

D.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease [and the Option To Purchase] and that the Lessee specifically and unconditionally subordinate the Lease [and the Option To Purchase] to the lien of the Deed of Trust.

E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

1. SUBORDINATION. Owner and Lessee hereby agree that:

1.1	Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease [and the Option To Purchase];

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease [and the Option To Purchase] to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease [and the Option To Purchase], any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease [and the Option To Purchase] to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2. ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3. ESTOPPEL. Lessee acknowledges and represents that:

3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2	No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”) .

4. ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1	Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;

4.2

Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4	Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5. ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1	Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

5.4	Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.

6. NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.

7. MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

TPG-Brookhollow, L.P.

c/o Thomas Properties Group, Inc.

515 South Flower St., 6th Floor

Los Angeles, CA 90071

Attention: Todd Merkle

With a copy to:

TPG-Brookhollow, L.P.

c/o Thomas Properties Group, Inc.

515 South Flower St., 6th Floor

Los Angeles, CA 90071

Attention: Paul Rutter

CITY, STATE ZIP

“LENDER” Wells Fargo Bank, National Association Real Estate Group (AU # 63650) 11601 Wilshire Blvd., 17th Floor Los Angeles, CA 90025 Attn: Judy Zombek Loan No. 1002714

“LESSEE”

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

8.	INCORPORATION. Exhibit A [and Lease Guarantor’s Consent are] attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER” TPG-BROOKHOLLOW, L.P., a Delaware limited partnership

By:	TPG-Brookhollow GP, LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title:
“LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Kenya Williams
Its:	Vice President

“LESSEE”

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

LEASE GUARANTOR’S CONSENT

The undersigned (“Lease Guarantor”) consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty (“Lease Guaranty”) dated             , 201  . Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Lessee’s obligations.

AGREED:

Dated as of: , 201	“LEASE GUARANTOR”

By:
Name:
Title:

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of             , 201  , executed by TPG-BROOKHOLLOW, L.P., a Delaware limited partnership, as “Owner”,             , as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of Harris, State of Texas, described as follows:

APN

STATE OF CALIFORNIA

COUNTY OF                          SS.

On                              before me, (insert name and title of the officer), personally appeared             , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                         .

EXHIBIT I – FORM OF COMPLETION GUARANTY

Exhibit I to BUILDING LOAN AGREEMENT between TPG-Brookhollow, L.P., a Delaware limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of July 21, 2010. See attached.

COMPLETION GUARANTY

THIS COMPLETION GUARANTY (“Guaranty”) is made as of             , 201  , by TPG/CALSTRS, LLC, a Delaware limited liability company (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.	Pursuant to the terms of a Building Loan Agreement between TPG-Brookhollow, L.P., a Delaware limited partnership (“Borrower”), and Lender dated as of July 21, 2010, (“Loan Agreement”), Lender has agreed to loan to Borrower the principal sum of up to Fifty-Five Million Dollars ($55,000,000) (“Loan”) for the purposes specified in the Loan Agreement, which purposes include the construction of certain improvements in the B-1 Building defined in the Loan Agreement as the Renovation Improvements (the “Improvements”) described in plans and specifications required by the Loan Agreement (“Plans and Specifications”) upon real property described in the Loan Agreement (“Property”).

B.	The Loan Agreement provides that the Loan shall be evidenced by the Promissory Note Secured by Deed of Trust of even date herewith (the “Note”), executed by Borrower payable to the order of Lender, in the principal amount of $55,000,000 and shall be secured by the Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, (the “Deed of Trust”), encumbering the Property and Improvements, and by other security instruments, if any, specified in the Loan Agreement. The term “Loan Documents” for purposes hereof shall mean the Loan Agreement, the Deed of Trust, the Note and those other documents described in the Loan Agreement as Loan Documents. This Guaranty is not one of the Loan Documents. All capitalized terms used in this Guaranty shall, unless otherwise defined herein, have the meanings given to them in the Loan Agreement.

THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.	GUARANTY. Guarantor hereby guarantees the performance by Borrower of all the terms and provisions of the Loan Agreement pertaining to Borrower’s obligations with respect to the construction of the Improvements. Without limiting the generality of the foregoing, Guarantor guarantees that: (a) the Improvements shall be constructed and completed in accordance with the Plans and Specifications and the other provisions of the Loan Documents, without substantial deviation therefrom unless permitted under the Loan Documents or approved by Lender in writing; (b) the Improvements shall be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens, subject to Borrower’s rights to contest such liens in accordance with the Loan Documents; (c) all costs of constructing the Improvements shall be paid when due; and (d) the Loan proceeds shall remain available for disbursement free and clear of any stop notices, subject to Borrower’s rights to contest stop notices in accordance with the Loan Documents.

2.	LIEN FREE COMPLETION. Completion of the Improvements free and clear of liens shall be deemed to have occurred upon: (a) (i) Lender’s receipt of a written statement or certificate executed by the architect designated or shown on the Plans and Specifications certifying, without qualification or exception, that the Improvements are completed, and (ii) Lender’s receipt of all required occupancy permit(s) for all of the Improvements issued by the local government agency having jurisdiction and authority to issue same, and (iii) the expiration of the statutory period(s) within which valid mechanic’s liens, materialman’s liens and/or stop notices may be recorded and/or served by reason of the construction of the Improvements, or, alternatively, Lender’s receipt of valid, unconditional releases thereof from all persons entitled to record said liens or serve said stop notices; or (b) Lender’s receipt of such other evidence of lien free completion as Lender deems satisfactory in its reasonable discretion.

3.	OBLIGATIONS OF GUARANTOR UPON DEFAULT BY BORROWER. If the Improvements are not completed in the manner required by the Loan Agreement, or if construction of the Improvements should cease or be halted prior to completion and such cessation or halt constitutes a Default (as defined in the Loan Agreement), Guarantor shall, promptly upon demand of Lender: (a) diligently proceed to complete construction of the Improvements at Guarantor’s sole cost and expense; (b) fully pay and discharge all claims for labor performed and material and services furnished in connection with the construction of the Improvements; (c) release and discharge all claims of stop notices, mechanic’s liens, materialman’s liens and equitable liens that may arise in connection with the construction of the Improvements; and (d) pay to Lender the amount of any loss or damage incurred by Lender as a result of any delay in the completion of construction of the Improvements beyond the time specified in the Loan Agreement for such completion. Without in any way limiting the above obligations of Guarantor, Lender shall make the undisbursed Loan funds available to Guarantor (pursuant to the terms and conditions of the Loan Documents) for the purposes of completing the Improvements and fulfilling Guarantor’s other obligations under this Guaranty; provided, however, that the obligation of Lender to make such undisbursed Loan funds available to Guarantor is expressly conditioned upon: (x) there being no continuing default by Guarantor under this Guaranty; and (y) Borrower (and/or Guarantor) having provided to Lender all Borrower’s Funds required by the terms and conditions of the Loan Agreement.

4.	REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender shall have the following remedies:

4.1	At Lender’s option, and without any obligation to do so, to proceed to perform on behalf of Guarantor any or all of Guarantor’s obligations hereunder and Guarantor shall, upon demand and whether or not construction is actually completed by Lender, pay to Lender all sums expended by Lender in performing Guarantor’s obligations hereunder together with interest thereon at the highest rate specified in the Note; and

4.2	From time to time and without first requiring performance by Borrower or exhausting any or all security for the Loan, to bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the rate of interest applicable to the principal balance of the Note.

5.	RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) approve modifications to the Plans and Specifications so long as such modifications do not materially increase the cost of constructing the Improvements nor materially increase the time necessary to complete the Improvements; (b) change the terms or conditions of disbursement of the Loan so long as such changes do not materially interfere with Borrower’s ability to construct the Improvements as and when required under the Loan Agreement; (c) otherwise modify the Loan Documents, including, without limitation, making changes in the terms of repayment of the Loan or modifying, extending or renewing payment dates; releasing or subordinating security in whole or in part; changing the interest rate; or advancing additional funds in its discretion for purposes related to the purposes specified in the Loan Agreement; or (d) assign this Guaranty in whole or in part to any subsequent holder of the Loan.

6.	GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment and performance of those obligations of Borrower which are guaranteed hereunder; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

7.	GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, Plans and Specifications and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property, the progress of construction of the Improvements, and the status of Borrower’s performance of its obligations under the Loan Documents, and Lender has made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (f) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business. Notwithstanding the foregoing, or anything to the contrary, the calculation of the liabilities of Guarantor shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

8.	SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including without limitation any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. Notwithstanding the foregoing, Guarantor may receive cash distributions from Borrower to the extent Borrower is entitled to receive cash from the Property under the Loan Agreement, but in no event in contravention or violation of Borrower’s operating agreement or such as would cause a Default.

9.	BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

10.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Guarantor agrees that, subject to any restrictions set forth in the Loan Agreement, Lender may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and their operation; (b) any party connected with the Loan (including, without limitation, the Guarantor, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Lender, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, or participation.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

11.	ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the Deed of Trust and the other Loan Documents. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

12.	ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents relating to the construction of the Improvements, or as a consequence of any Default, breach or failure of condition under the Loan Documents relating to the construction of the Improvements, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand all attorneys’ fees and costs reasonably incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

13.	RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

14.	CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.

15.	GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Lender under this Guaranty consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

16.	MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

17.	ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

18.	ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

19.	SUBMISSION TO JURISDICTION. IN THE EVENT OF ANY CONTROVERSY OR CLAIM UNDER THIS GUARANTY, GUARANTOR HEREBY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF CALIFORNIA FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE COLLATERAL, (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, (C) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN SUCH OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.